Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FIRST QUARTER ENDED MARCH 31, 2025

"Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*"

JIM COLLINS
Renowned Author & Business Strategist

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

Table of Contents
March 31, 2025

COMPANY HIGHLIGHTS	Page
Mission and Cluster Model .....................................................................	iii

EARNINGS PRESS RELEASE	Page		Page
First Quarter Ended March 31, 2025 Financial and Operating Results ...................................................................................................	1	Consolidated Statements of Operations ..........................................	8
Guidance ...................................................................................................	4	Consolidated Balance Sheets ............................................................	9
Dispositions and Sales of Partial Interests ..........................................	6	Funds From Operations and Funds From Operations per Share	10
Earnings Call Information and About the Company ...........................	7

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile .......................................................................................	13	External Growth / Investments in Real Estate
Investor Information .................................................................................	14	Investments in Real Estate ................................................................	31
Financial and Asset Base Highlights .....................................................	15	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base .................................................	17	Recent deliveries ............................................................................	33
Internal Growth		Current Projects ..............................................................................	34
Key Operating Metrics .............................................................................	19	Summary of Pipeline ......................................................................	38
Same Property Performance ..................................................................	20	Construction Spending and Capitalization of Interest ....................	43
Leasing Activity .........................................................................................	21	Joint Venture Financial Information ...................................................	48
Contractual Lease Expirations ...............................................................	22	Balance Sheet Management
Top 20 Tenants .........................................................................................	23	Investments ..........................................................................................	50
Summary of Properties and Occupancy ..............................................	24	Key Credit Metrics ...............................................................................	51
Property Listing ........................................................................................	25	Summary of Debt .................................................................................	52
		Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	56

CONFERENCE CALL INFORMATION:
Tuesday, April 29, 2025 3:00 p.m. Eastern Time
12:00 p.m. Pacific Time
(833) 366-1125 or (412) 902-6738
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iii

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to some of the world's top academic institutions.

LOCATION INNOVATION TALENT CAPITAL

THAT'S WHAT'S IN
OUR DNA®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iv

RELENTLESS INNOVATION DRIVES AMERICA'S GLOBAL LIFE SCIENCE LEADERSHIP AND DOMINANCE

THE LIFE SCIENCE INDUSTRY IS A NATIONAL TREASURE AND CRITICAL TO A STRONGER, SAFER, AND HEALTHIER COUNTRY

775+ Novel Therapies Approved by the FDA in the last two decades[1]

1,100+ Medicines in Development for the prevention of chronic diseases such as Alzheimer's and heart failure[2]

37% of Global Biotech Patents generated by the U.S., 2.5x greater than China[3]

$1.65T Annual Economic Output of the U.S. life science industry[4]

(1)Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.
(2)Source: PhRMA, “Medicines in Development for Chronic Diseases 2024 Report,” September 30, 2024.
(3)Source: OECD, Key biotechnology indicators: “Economies’ share in biotechnology-related patents, OECD countries, 2000–2021,” updated November 2024.
(4)Source: PhRMA, “The Economic Impact of the U.S. Biopharmaceutical Industry: 2022 National and State Estimates,” May 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	v

THE LIFE SCIENCE INDUSTRY HAS MADE SIGNIFICANT PROGRESS EXTENDING AND SAVING MILLIONS OF LIVES; HOWEVER, THERE IS IMMENSE OPPORTUNITY TO SOLVE THE 10,000 DISEASES, OF WHICH OVER 90% CURRENTLY HAVE NO TREATMENTS[1]

Key Disease Areas of Significant Unmet Need in the United States

CANCER

618K Deaths Due to Cancer[2]

HEART DISEASE

702K Deaths Due to Heart Disease[3]

ALZHEIMER'S DISEASE

6.9M Individuals Over 65 Living With Alzheimer's Disease[4]

MULTIPLE SCLEROSIS

1.0M Individuals Living With Multiple Sclerosis[5]

ADDICTION

82K Drug Overdose Deaths[6]

(1)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.
(2)Source: American Cancer Society, “Cancer Facts & Figures 2025.” Represents U.S. projection for 2025.
(3)Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” October 24, 2024. Reflects the latest published data, which represents U.S. estimate as of 2022.
(4)Source: Alzheimer’s Association, “2024 Alzheimer’s Disease Facts and Figures.” Reflects the latest published data, which represents U.S. estimate as of 2024.
(5)Source: National Multiple Sclerosis Society, “Prevalence of MS.” Reflects the latest published data, which represents U.S. estimate as of 2019.
(6)Source: Centers for Disease Control and Prevention, “Provisional Drug Overdose Death Counts.” Based on data available for analysis on April 6, 2025. Represents predicted U.S. figure for the 12-month period ended November 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vi

ALEXANDRIA NAMED ONE OF THE MOST TRUSTWORTHY COMPANIES IN AMERICA BY *NEWSWEEK* FOR THIRD CONSECUTIVE YEAR

MOST
TRUSTWORTHY
COMPANIES
IN AMERICA
2025
Newsweek
statista

1 OF ONLY 4
S&P 500 REITs

Recognized in the Real Estate & Housing Category

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

ALEXANDRIA NAMED ONE OF THE MOST TRUSTWORTHY COMPANIES IN AMERICA BY *NEWSWEEK* FOR THIRD CONSECUTIVE YEAR

April 3, 2025

FOR IMMEDIATE RELEASE

PASADENA, Calif. Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, preeminent, longest-tenured and pioneering owner, operator and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, today announced that it has been named one of the Most Trustworthy Companies in America by *Newsweek* for the third consecutive year. Alexandria was selected for this prestigious annual list, which was compiled in collaboration with the publication's market research partner Statista, based on the results of an independent survey of 25,000 U.S. residents who rated companies on customer, investor and employee trust, as well as an analysis of online media sentiment. Alexandria is one of only four S&P 500 REITs recognized in the real estate and housing category.

"We are honored that *Newsweek* has again recognized us with this significant and meaningful award. Our achievement as a multiyear winner reinforces our reputation as the most trusted brand in life science real estate," said Joel S. Marcus, executive chairman and founder of Alexandria Real Estate Equities, Inc. and Alexandria Venture Investments. "We founded Alexandria as a garage startup in 1994 and created a new kind of real estate company dedicated to the critically important life science industry. Since our inception, we have been at the vanguard of the industry's incredible innovation and its endeavor to extend and save lives; and, with 10,000 diseases, over 90% of which still have no approved treatments, there continues to be immense growth potential for the future. Guided by our one-of-a-kind culture of idea meritocracy, integrity, mutual respect, egoless leadership, humility, transparency and teamwork, we remain steadfast in pursuing our mission to create and grow ecosystems to advance human health."

For over three decades, Alexandria has been the go-to provider of Labspace® real estate for the life science industry. The company has maintained its strategic focus as the only publicly traded pure-play life science REIT, aggregating the largest, highest-quality laboratory infrastructure platform with a sector-leading client base of approximately 750 tenants. Notably, 84% of Alexandria's leasing activity in 2024 was from this deep pool of diligently underwritten tenant relationships, many of which are long-term relationships that have been cultivated over decades. The company's longstanding ability to adapt, innovate and be a trusted partner, along with its expertise in laboratory operations and the curation of collaborative Megacampus ecosystems that help tenants recruit and retain talent, has resulted in a loyal client base with an average retention rate of more than 80% over the past five years.

Creating long-term value for and aligning with the interests of Alexandria's investors are key business objectives for the company. Its highly experienced, long-tenured management team has a proven track record of operating and growing the business through multiple market cycles. Alexandria's

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vii

> Widen the moat, build enduring competitive advantage, delight your customers, and relentlessly fight costs.

WARREN BUFFETT

LARGEST, HIGHEST-QUALITY ASSET BASE CLUSTERED IN THE BEST LOCATIONS

SECTOR-LEADING CLIENT BASE OF ~750 TENANTS

HIGH-QUALITY CASH FLOWS

PROVEN UNDERWRITING

FORTRESS BALANCE SHEET

LONG-TENURED, HIGHLY EXPERIENCED MANAGEMENT TEAM
LIFE SCIENCE REAL ESTATE
WE INVENTED IT.
WE DOMINATE IT.
THE MOST TRUSTED BRAND IN
LIFE SCIENCE REAL ESTATE

ALEXANDRIA’S MEGACAMPUS™ PLATFORM
75%
OF OUR ANNUAL RENTAL REVENUE

71%
OF OUR OPERATING RSF
As of March 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	viii

ALEXANDRIA CENTER® FOR LIFE SCIENCE AT THE ARSENAL ON THE CHARLES MEGACAMPUS | GREATER BOSTON

ALEXANDRIA’S
MEGACAMPUS™ PLATFORM
DRIVES SUPERIOR
OPERATING RESULTS

ALEXANDRIA’S MEGACAMPUS PLATFORM

75%
of Annual Rental Revenue

71%
of Operating RSF

71%
of Total Development and Redevelopment Pipeline RSF

ALEXANDRIA’S MEGACAMPUS OCCUPANCY OUTPERFORMANCE

Average Occupancy(1) Since 2021

95%	91%

Megacampus Properties	Non-Megacampus Properties

4% Occupancy Outperformance
  As of March 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the average occupancy percentage of operating properties as of each December 31, 2021 through 2024 and March 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	ix
ALEXANDRIA’S SECTOR-LEADING CLIENT BASE OF APPROXIMATELY
750 TENANTS DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS
Multinational
Pharmaceutical
Life Science
Product,
Service, and
Device
Public
Biotechnology –
Approved or
Marketed
Product
Public
Biotechnology –
Preclinical or
Clinical Stage
Private
Biotechnology
Other Investment-Grade
or Large Cap Tech
Other(2)
Biomedical
Institutions(1)
87%
of Top 20 Tenant Annual Rental
Revenue as of 1Q25 Is From
Investment-Grade or Publicly
Traded Large Cap Tenants
89%
of Leasing Activity During the
Three Months Ended March 31,
2025 Was Generated From
Alexandria’s Existing Client Base
PERCENTAGE OF ARE’S ANNUAL RENTAL REVENUE

Government
Institutions
Annual rental revenue represents amounts in effect as of March 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)79% of our annual rental revenue from biomedical institutions are from investment-grade or publicly traded large cap tenants.
(2)Represents the percentage of our annual rental revenue generated by technology, professional services, finance, telecommunications, construction/real estate companies, and retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	x
ALEXANDRIA’S STRONG, BROAD, AND DIVERSE LIFE SCIENCE
TENANT BASE DRIVES CONSISTENT LEASING AND
LONG-DURATION REMAINING LEASE TERMS

LONG-DURATION LEASE TERMS

REMAINING LEASE TERM (in years)(2)

Multinational Pharmaceutical	7.3
Life Science Product, Service, and Device	6.6
Government Institutions	5.3
Biomedical Institutions	7.7
Private Biotechnology	7.3
Public Biotechnology	7.5

PERCENTAGE
OF LIFE SCIENCE
LEASING
ACTIVITY BY RSF
(1Q25)(1)
Multinational
Pharmaceutical
13%
Public
Biotechnology
27%
Life Science
Product,
Service, and
Device
38%
Biomedical
Institutions
10%
Private
Biotechnology
12%
Government
Institutions
0%
(1)Represents the percentage of RSF for leases executed during the three months ended March 31, 2025 for each respective life science business type, excluding technology and other business types.
(2)Based the average remaining lease term of leases based on annual rental revenue in effect as of March 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xi
ALEXANDRIA’S OUTSTANDING LONG-TERM VALUE
Total Shareholder Return From ARE’s IPO on May 27, 1997(1) to March 31, 2025

FTSE NAREIT EQUITY HEALTH CARE INDEX

S&P 500

FTSE ALL EQUITY REITS

MSCI US REIT INDEX

RUSSELL 2000

1,427%
1,001%
919%
881%
671%
1,149%
Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
(1)Alexandria’s initial public offering was priced at $20.00 per share on May 27, 1997.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xii
ALEXANDRIA’S STRONG FIVE-YEAR GROWTH IN FUNDS FROM OPERATIONS
PER SHARE COMPARED TO FTSE NAREIT EQUITY HEALTH CARE REITS

53%
38%
27%
29%
13%
4%
DHC
MPW
AHR
SBRA
NHI
SILA
OHI
LTC
CHCT
HR
VTR
DOC
ARE
CTRE
WELL
GMRE
(67)%
(64)%
(25)%
(18)%
(17)%
(15)%
(9)%
(7)%
(5)%
(4)%

FIVE-YEAR GROWTH IN
FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED
(2020–2025)
Source: S&P Global Market Intelligence data for REITs within the FTSE NAREIT Equity Health Care REIT Index, including FFO per share consensus for 2025, available as of April 25, 2025. FFO per-share growth is calculated as the ratio of
FFO per share for projected 2025 to that for 2020. For ARE, includes 2025 FFO per share – diluted, as adjusted, at the midpoint of our 2025 guidance range disclosed on April 28, 2025. Refer to “Definitions and reconciliations” in the
Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xiii
ALEXANDRIA’S SECTOR-LEADING
CLIENT BASE OF APPROXIMATELY
750 TENANTS DRIVES STABLE,
RESILIENT, AND LONG-DURATION
CASH FLOWS

HIGH-QUALITY CASH FLOWS

STRONG MARGINS(1)
70%	71%

Operating	Adjusted EBITDA

LONG-DURATION LEASE TERMS
Top 20 Tenants	All Tenants
9.6	7.6

Weighted-Average Remaining Term (in Years)(2)

FAVORABLE LEASE STRUCTURE(3)

98%
Contain Annual
Base Rent
Escalations
91%
Are Triple
Net Leases
93%
Require Tenants
to Pay for Capital
Expenditures

HIGH-CREDIT TENANT BASE

INVESTMENT-GRADE OR PUBLICLY TRADED LARGE CAP TENANTS

87%	51%

of ARE’s Top 20 Tenant Annual Rental Revenue(3)	of ARE’s Annual Rental Revenue(3)

(1)For the three months ended March 31, 2025.
(2)Remaining term weighted by annual rental revenue for leases in effect as of March 31, 2025.
(3)Percentages calculated based on annual rental revenue in effect as of March 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xiv
ALEXANDRIA’S SUSTAINED OPERATIONAL EXCELLENCE AND
STRENGTH IN TENANT COLLECTIONS
99.8%
Average Tenant
Collections
1Q21–1Q25
Tenant Receivables
at March 31, 2025
Represent
0.9%
of 1Q25
Rental Revenues

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25

TENANT RENTS AND RECEIVABLES COLLECTED(1)
(1)Represents tenant collections for each quarter-end as of each respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xv

S&P Global Ratings

MOODY'S RATINGS

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS MEGACAMPUS™ | GREATER STANFORD

TOP 10%
CREDIT RATING RANKING
AMONG ALL PUBLICLY
TRADED U.S. REITS(4)
ALEXANDRIA CONTINUES TO HAVE A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY(1)	4Q25 TARGET NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA(2)	PERCENTAGE OF FIXED-RATE DEBT SINCE 2021(3)
$5.3B	≤5.2x	97.9%

PERCENTAGE OF DEBT MATURING IN NEXT 3 YEARS	REMAINING DEBT TERM (IN YEARS)	DEBT INTEREST RATE
13%	12.2	3.95%
One of the Lowest Debt Maturities for 2025–2027 among S&P 500 REITs(5)
Baa1
Stable
BBB+
Stable
WEIGHTED AVERAGE
As of March 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Refer to “Key credit metrics” in the Supplemental Information for additional details.
(2)Quarter annualized. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Represents the average percentage fixed-rate debt as of each December 31 from 2021 through 2024 and as of March 31, 2025.
(4)Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of March 31, 2025.
(5)Sources: J.P. Morgan, “REIT Detailed Debt Maturities as of December 31, 2024” or company filings as of December 31, 2024, except ARE, which is as of March 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xvi
ALEXANDRIA HAS THE LONGEST WEIGHTED-AVERAGE REMAINING DEBT TERM
AMONG S&P 500 REITS AT 2X THE AVERAGE DEBT TERM FOR THESE REITS
WEIGHTED-AVERAGE REMAINING DEBT TERM (IN YEARS)
(in years)

6.1 Years
S&P 500 REIT Average
as of December 31, 2024

Sources: S&P Global Market Intelligence, Bloomberg, or company filings as of December 31, 2024 (data not disclosed for PSA at the time of analysis as of April 25, 2025), except for ARE, which is as of March 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xvii
ALEXANDRIA’S HISTORICALLY CONSISTENT, STRONG, AND
INCREASING DIVIDENDS
Focus on retaining for reinvestment significant cash flows from operating activities after dividends

5.7%	Dividend Yield

4.5%	Average Annual Dividend Per-Share Growth

57%	1Q25 Payout Ratio

$2.3B	Net Cash Provided by Operating Activities After Dividends

$4.48
$4.72
$4.96
$5.19
$5.28
2021
2022
2023
2024
2025

ANNUAL COMMON STOCK DIVIDEND PER SHARE
(1)
(2)
(3)
(4)
(1)Dividend yield is calculated as the dividend declared for the three months ended March 31, 2025 of $1.32 per common share annualized divided by the closing price of our common stock on March 31, 2025 of $92.51.
(2)Represents the average annual growth in annual dividends declared per share for the five years ended December 31, 2020 through December 31, 2024 and the three months ended March 31, 2025 annualized.
(3)Represents the aggregate sum for the years ended December 31, 2021 through 2024 and the midpoint of our 2025 guidance range. Refer to “Guidance” in the Earnings Press Release for additional details.
(4)Represents the common stock dividend declared of $1.32 per share for the three months ended March 31, 2025 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	1
Alexandria Real Estate Equities, Inc. Reports:
1Q25 Net Loss per Share – Diluted of $(0.07); and
1Q25 FFO per Share – Diluted, as Adjusted, of $2.30
PASADENA, Calif. – April 28, 2025 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the first quarter ended March 31, 2025.

Key highlights

Operating results	1Q25	1Q24
Total revenues:
In millions	$758.2	$769.1
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(11.6)	$166.9
Per share	$(0.07)	$0.97
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$392.0	$403.9
Per share	$2.30	$2.35
A sector-leading REIT with a high-quality, diverse tenant base and strong margins

(As of March 31, 2025, unless stated otherwise)
Occupancy of operating properties in North America	91.7%	(1)
Percentage of annual rental revenue in effect from Megacampus™ platform	75%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	51%
Operating margin	70%
Adjusted EBITDA margin	71%
Percentage of leases containing annual rent escalations	98%

Weighted-average remaining lease term:
Top 20 tenants	9.6	years
All tenants	7.6	years

Sustained strength in tenant collections:
April 2025 tenant rents and receivables collected as of April 28, 2025	99.8%
1Q25 tenant rents and receivables collected as of April 28, 2025	99.9%
(1)Refer to “Summary of properties and occupancy” in the Supplemental Information for additional details.
Strong and flexible balance sheet with significant liquidity; top 10% credit rating ranking among all publicly traded U.S. REITs
•Net debt and preferred stock to Adjusted EBITDA of 5.9x and fixed-charge coverage ratio of
4.3x for 1Q25 annualized, with 4Q25 annualized targets of ≤5.2x and 4.0x to 4.5x, respectively.
•Significant liquidity of $5.3 billion.
•Only 13% of our total debt matures through 2027.
•12.2 years weighted-average remaining term of debt, longest among S&P 500 REITs.
•Since 2021, an average of 97.9% of our year-end debt balances have been fixed rate.
•Total debt and preferred stock to gross assets of 30%.
•$414.9 million of capital contribution commitments from existing real estate joint venture partners to fund construction from 2Q25 through 2027 and beyond, including $166.8 million from 2Q25 to 4Q25.
Continued solid leasing volume and rental rate increases
•Continued solid leasing volume of 1.0 million RSF during 1Q25, the fifth consecutive quarter with leasing volume exceeding 1 million RSF.
•Solid rental rate increases on lease renewals and re-leasing of space of 18.5% and 7.5%
(cash basis) for 1Q25.
•89% of our leasing activity during the three months ended March 31, 2025 was generated from our existing tenant base.

	1Q25
Total leasing activity – RSF	1,030,553
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	884,408
Rental rate increase	18.5%
Rental rate increase (cash basis)	7.5%
Leasing of development and redevelopment space – RSF	6,430	(1)
(1)As of March 31, 2025, our construction projects expected to stabilize in 2025 and 2026 were 75% leased/
negotiating.
Dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared for 1Q25 of $1.32 per share aggregating $5.24 per common share for the twelve months ended March 31, 2025, up 22 cents, or 4%, over the twelve months ended March 31, 2024.
•Dividend yield of 5.7% as of March 31, 2025.
•Dividend payout ratio of 57% for the three months ended March 31, 2025.
•Average annual dividend per-share growth of 4.5% from 2021 through 1Q25 annualized.
•Significant net cash flows provided by operating activities after dividends retained for reinvestment aggregating $2.3 billion for the years ended December 31, 2021 through 2024 and the midpoint of our 2025 guidance range.
Ongoing execution of Alexandria’s 2025 capital recycling strategy
We plan to continue funding a significant portion of our capital requirements for the year ending
December 31, 2025 through dispositions of non-core assets, land, partial interest sales, and sales to owner/users.

(in millions)
Completed dispositions	$176
Our share of pending transactions subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations	433
Our share of completed and pending 2025 dispositions	609	31%
Additional targeted dispositions	1,341	69
2025 guidance midpoint for dispositions and sales of partial interests	$1,950	100%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	2

First Quarter Ended March 31, 2025 Financial and Operating Results (continued)
March 31, 2025

Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $37 million commencing during 1Q25, with an additional $171 million of incremental annual net operating income anticipated to deliver by 4Q26
•During 1Q25, we placed into service development and redevelopment projects aggregating
309,494 RSF that are 100% leased across multiple submarkets and delivered incremental annual net operating income of $37 million. A significant 1Q25 delivery was 285,346 RSF at
230 Harriet Tubman Way located at the Alexandria Center® for Life Science – Millbrae in our
South San Francisco submarket.
•Our active development and redevelopment projects under construction, primarily related to our Megacampus ecosystems, have an estimated $2.4 billion of remaining costs to complete, of which $1.3 billion is not under contract as of March 31, 2025. Additionally, we estimate that
30%–40% of the costs not under contract represent costs for materials that may be subject to inflationary pressure and/or potential tariffs. As such, we estimate that each 10% increase in these costs for materials may result in incremental costs aggregating $40–$50 million and a corresponding decline in initial stabilized yields of approximately 2.5 to 3.5 basis points for our existing active development and redevelopment projects. This estimate does not account for the cost of potential delays that may occur in receiving or replacing materials subject to tariffs.
•Annual net operating income (cash basis) from recently delivered projects is expected to increase by $61 million by 4Q25 upon the burn-off of initial free rent, which have a weighted-
average burn-off period of approximately four months.
•71% of the RSF in our total development and redevelopment pipeline is within our
Megacampus ecosystems.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF		Leased/ Negotiating Percentage
(dollars in millions)
Placed into service in 1Q25	$37		309,494		100%

Expected to be placed into service:
2Q25 through 4Q26	$171	(1)	1,597,920	(2)	75%	(3)
2027 through 2Q28	$179		2,449,862		16%

(1)Includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond.
Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(2)Represents the RSF related to projects expected to stabilize by 4Q26. Does not include partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond.
(3)Represents the leased/negotiating percentage of development and redevelopment projects that are expected to stabilize during 2025 and 2026.
Significant leasing progress on 1Q25 temporary vacancy, including previously disclosed 1Q25 key lease expirations

Occupancy as of December 31, 2024			94.6%

Lease expirations which became vacant as of March 31, 2025:
Re-leased with future delivery or subject to ongoing negotiations	(1.3)	(1)
Marketing	(1.6)		(2.9)	(2)
Occupancy as of March 31, 2025			91.7%
(1)Includes 0.7% of RSF that is re-leased with a weighted-average commencement date around the end of 2025 and 0.6% of RSF that is subject to ongoing negotiations.
(2)Includes 768,080 RSF of previously disclosed 1Q25 key lease expirations. Refer to “Summary of properties and occupancy” in the Supplemental Information for additional details. The balance of the 1Q25 lease expirations that became vacant was spread across multiple submarkets, with no individual space aggregating greater than 62,000 RSF.
Maintained solid operating metrics
•Net operating income (cash basis) of $2.0 billion for 1Q25 annualized, up $83.8 million, or
4.4%, compared to 1Q24 annualized.
•Same property net operating income changes of (3.1)% and 5.1% (cash basis) for 1Q25 over
1Q24 includes certain 1Q25 lease expirations aggregating 768,080 RSF at six properties across four submarkets. Excluding the impact of these lease expirations, same property net operating income changes for 1Q25 would have been 0.1% and 9.0% (cash basis).
•General and administrative expenses of $30.7 million, savings of $16.4 million or 35%, for
1Q25, compared to 1Q24 is primarily the result of cost-control and efficiency initiatives on personnel-related costs and streamlining of business processes.
•As a percentage of net operating income, our general and administrative expenses for the trailing twelve months ended March 31, 2025 were 6.9%, representing the lowest level in the past ten years, compared to 9.5% for the trailing twelve months ended March 31, 2024.
Strong and flexible balance sheet
Key metrics as of or for the three months ended March 31, 2025
•$28.8 billion in total market capitalization.
•$15.7 billion in total equity capitalization.

	1Q25		Target
	Quarter	Trailing	4Q25
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.9x	5.7x	Less than or equal to 5.2x
Fixed-charge coverage ratio	4.3x	4.4x	4.0x to 4.5x

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	3

First Quarter Ended March 31, 2025 Financial and Operating Results (continued)
March 31, 2025

Strong and flexible balance sheet (continued)
Key capital events
•In February 2025, we issued $550.0 million of unsecured senior notes payable, due in 2035, with an interest rate of 5.50%. This issuance marked our tightest-ever spread to the 10-year treasury rate, surpassing our previous record in September 2019 by 25 bps.
•Upon maturity on April 30, 2025, we expect to repay $600.0 million of our 3.45% unsecured senior notes payable.
•In 1Q25, our unconsolidated real estate joint venture at 1655 and 1725 Third Street, in which we own a 10% interest, located in our Mission Bay submarket, refinanced $500 million of an existing fixed-rate secured note payable with a new secured note payable, which bears a fixed weighted-average interest rate of 6.37% and matures in 2035.
•Under our common stock repurchase program authorized in December 2024, we may repurchase up to $500.0 million of our common stock through December 31, 2025.
•During 1Q25, we repurchased 2.2 million shares of common stock for an aggregate value of $208.1 million at an average price per share of $96.71.
•As of April 28, 2025, the approximate value of shares authorized and remaining under this program was $241.8 million.
Investments
•As of March 31, 2025:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $31.9 million, comprising gross unrealized gains and losses aggregating $204.9 million and
$173.1 million, respectively.
•Investment loss of $50.0 million for 1Q25 presented in our consolidated statement of operations consisted of $29.3 million of realized gains, $68.1 million of unrealized losses, and
$11.2 million of impairment charges.
Other key highlights

Key items included in net income attributable to Alexandria’s common stockholders:
	1Q25	1Q24	1Q25	1Q24
(in millions, except per share amounts)	Amount		Per Share – Diluted
Unrealized (losses) gains on non-real estate investments	$(68.1)	$29.2	$(0.40)	$0.17
Gain on sales of real estate	13.2	0.4	0.08	—
Impairment of non-real estate investments	(11.2)	(14.7)	(0.07)	(0.09)
Impairment of real estate(1)	(32.2)	—	(0.19)	—
Increase in provision for expected credit losses on financial instruments(1)	(0.3)	—	—	—
Total	$(98.6)	$14.9	$(0.58)	$0.08
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
Subsequent event
•In April 2025, an office property aggregating 182,276 RSF located in Carlsbad, San Diego met the criteria for classification as held for sale based on current negotiations with the prospective buyer and our decision to dispose of this property for an estimated sales price of approximately $72.0 million. We expect to complete the sale within 12 months. Upon our decision to commit to sell this property, we recognized an impairment charge of $35.4 million to reduce the carrying amount of this asset to its estimated fair value less costs to sell.
Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society
•Alexandria was named one of the Most Trustworthy Companies in America by Newsweek for
the third consecutive year based on customer, investor, and employee trust. Alexandria is one of only four S&P 500 REITs recognized in the real estate and housing category.
•During 1Q25, we received broad recognition for our operational excellence in leasing, design, development, and asset management. Significant honors included the following:
•In our San Francisco Bay Area market, we earned a San Francisco Business Times 2024
Real Estate Deals of the Year Award for our 258,581 RSF long-term lease with Vaxcyte,
Inc. at 825 Industrial Road on the Alexandria Center® for Life Science – San Carlos
Megacampus.
•Alexandria earned two BOMA (Building Owners and Managers Association) TOBY (The
Outstanding Building of the Year) Awards in the Life Science category. The TOBY Awards are the commercial real estate industry’s highest recognition honoring excellence in commercial building management and operations.
•201 Haskins Way on the Alexandria Center® for Life Science – South San Francisco
campus in the San Francisco Bay Area was recognized by BOMA San Francisco.
•9605 Medical Center Drive on the Alexandria Center® for Life Science – Shady Grove
Megacampus in Maryland was recognized by local BOMA affiliate Apartment and Office
Building Association of Metropolitan Washington (AOBA).
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™
ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San
Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of
March 31, 2025, Alexandria has a total market capitalization of $28.8 billion and an asset base in
North America that includes 39.6 million RSF of operating properties and 4.0 million RSF of Class
A/A+ properties undergoing construction. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit
www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	4

Guidance
March 31, 2025
(Dollars in millions, except per share amounts)

Guidance for 2025 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2025. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Our guidance for 2025 is subject to a number of variables and uncertainties, including actions and changes in policy by the current
U.S. administration related to the regulatory environment, life science funding, the U.S. Food and Drug Administration and National Institutes of Health, trade, and other areas. For additional discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated, refer to our discussion of “forward-looking statements” on page 7 of the Earnings Press
Release as well as our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
The midpoint of our guidance range for 2025 funds from operations per share – diluted, as adjusted, was reduced by seven cents, or 75 bps. Key changes to our guidance assumptions include the following:
•Slower than anticipated re-leasing of expiring spaces and lease-up of vacancy in our operating portfolio and our development and redevelopment pipeline, resulting in the following changes to the midpoints of our guidance ranges:
•70 bps reduction in occupancy percentage in North America as of December 31, 2025,
•70 bps and 20 bps reduction in 2025 same property net operating income performance and same property net operating income performance (cash basis), respectively, and
•$15 million reduction in 2025 straight-line rent revenue.
•A $20 million reduction to the midpoint of our guidance range for 2025 capitalization of interest with a corresponding $20 million increase to the midpoint of our guidance range for 2025 interest expense, primarily due to various current and future pipeline projects that are anticipated to cease construction activities in the latter part of the year.
•A $17 million reduction to the midpoint of our guidance range for 2025 general and administrative expenses from additional cost control initiatives, including personnel-related costs and streamlining of business processes.
Refer to "Key assumptions” and “Key sources and uses of capital” on the following page.

Projected 2025 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 4/28/25	As of 1/27/25	Key Changes to Midpoint
Earnings per share(1)	$1.36 to $1.56	$2.57 to $2.77
Depreciation and amortization of real estate assets	7.05	6.70
Gain on sales of real estate	(0.08)	—	(2)
Impairment of real estate – rental properties	0.21	—	(3)
Allocation to unvested restricted stock awards	(0.03)	(0.04)
Funds from operations per share(4)	$8.51 to $8.71	$9.23 to $9.43
Unrealized losses on non-real estate investments	0.40	—
Impairment of non-real estate investments	0.07	—	(4)
Impairment of real estate	0.19	—
Allocation to unvested restricted stock awards	(0.01)	—
Funds from operations per share, as adjusted(5)	$9.16 to $9.36	$9.23 to $9.43
Midpoint	$9.26	$9.33	Reduction of 7-cents, or 75 bps
(1)Excludes unrealized gains or losses on non-real estate investments after March 31, 2025 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Dispositions and sales of partial interests” in the Earnings Press Release for additional details.
(3)Represents a $35.4 million impairment of real estate recognized in April 2025 related to an office property aggregating 182,276 RSF, located in Carlsbad, San Diego, upon meeting the criteria for classification as held for sale. Refer to
“Subsequent events” in the Earnings Press Release for additional details.
(4)Refer to "Funds from operations and funds from operations per share" in the Earnings Press Release for additional details.
(5)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	5

Guidance (continued)
March 31, 2025
(Dollars in millions)

	As of 4/28/25		As of 1/27/25		Key Changes to Midpoint
Key Assumptions	Low	High	Low	High

Occupancy percentage in North America as of December 31, 2025	90.9%	92.5%	91.6%	93.2%	70 bps reduction
Lease renewals and re-leasing of space:
Rental rate changes	9.0%	17.0%	9.0%	17.0%	No change
Rental rate changes (cash basis)	0.5%	8.5%	0.5%	8.5%
Same property performance:
Net operating income	(3.7)%	(1.7)%	(3.0)%	(1.0)%	70 bps reduction
Net operating income (cash basis)	(1.2)%	0.8%	(1.0)%	1.0%	20 bps reduction
Straight-line rent revenue	$96	$116	$111	$131	$15 million reduction
General and administrative expenses	$112	$127	$129	$144	$17 million reduction
Capitalization of interest	$320	$350	$340	$370	$20 million reduction
Interest expense	$185	$215	$165	$195	$20 million increase
Realized gains on non-real estate investments(1)	$100	$130	$100	$130	No change

Key Credit Metrics Targets	As of 4/28/25	As of 1/27/25	Key Changes

Net debt and preferred stock to Adjusted EBITDA – 4Q25 annualized	Less than or equal to 5.2x	Less than or equal to 5.2x	No change
Fixed-charge coverage ratio – 4Q25 annualized	4.0x to 4.5x	4.0x to 4.5x

	As of 4/28/25					As of 1/27/25 Midpoint	Key Changes to Midpoint
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net reduction in debt	$(290)	$(290)	$(290)	See below		$(190)	See below
Net cash provided by operating activities after dividends(2)	425	525	475			475
Dispositions and sales of partial interests (refer to page 6)	1,450	2,450	1,950	(3)		1,700	$250 million increase(4)
Total sources of capital	$1,585	$2,685	$2,135			$1,985
Uses of capital:
Construction	$1,450	$2,050	$1,750			$1,750
Acquisitions and other opportunistic uses of capital	—	500	250	$208	(5)	100	$150 million increase(4)
Ground lease prepayment	135	135	135	$135		135
Total uses of capital	$1,585	$2,685	$2,135			$1,985
Net reduction in debt (included above):
Issuance of unsecured senior notes payable	$550	$550	$550	$550		$600
Repayment of unsecured notes payable(6)	(600)	(600)	(600)			(600)
Unsecured senior line of credit, commercial paper, and other	(240)	(240)	(240)			(190)
Net reduction in debt	$(290)	$(290)	$(290)			$(190)	$100 million reduction
(1)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. Refer to “Investments” in the Supplemental
Information for additional details.
(2)Excludes the final installment of our ground lease payment aggregating $135.0 million at the Alexandria Technology Square® Megacampus. This amount has been separately presented as “Ground lease prepayment” under “Uses of capital” in the table above.
(3)As of April 28, 2025, completed dispositions aggregated $176.4 million and our share of pending transactions subject to non-refundable deposits, signed letters of intent, or purchase and sale agreement negotiations aggregated
$432.5 million. As part of a completed transaction, we provided seller financing of $91.0 million. Refer to “Dispositions and sales of partial interests” in the Earnings Press Release for additional details.
(4)The increase to the midpoint of our guidance range for 2025 dispositions and sales of partial interests is primarily due to an increase in the midpoint of our guidance range for 2025 acquisitions and other opportunistic uses of capital by
$150 million.
(5)Under our common stock repurchase program authorized in December 2024, we may repurchase up to $500.0 million of our common stock through December 31, 2025. During 1Q25, we repurchased 2.2 million shares of common stock for an aggregate value of $208.1 million at an average price per share of $96.71. As of April 28, 2025, the approximate value of shares authorized and remaining under this program was $241.8 million. Subject to market conditions, we may consider repurchasing additional shares of our common stock.
(6)Upon maturity on April 30, 2025, we expect to repay $600.0 million of our 3.45% unsecured senior notes payable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	6

Dispositions and Sales of Partial Interests
March 31, 2025
(Dollars in thousands)

Property	Submarket/Market	Date of Sale	Interest Sold	Future Development RSF	Sales Price		Gain on Sales of Real Estate
Completed in 1Q25:
Land and other
Costa Verde by Alexandria	University Town Center/San Diego	1/31/25	100%	537,000	$124,000	(1)	$—
Other					52,352		13,165
					176,352		$13,165
Our share of pending 2025 dispositions and sales of partial interests expected to close subsequent to April 28, 2025:
Subject to non-refundable deposits:
Pending	San Diego	2H25	100%		70,000
Pending	Texas	2Q25	100%		73,287
Other					63,000
					206,287
Subject to executed letters of intent and/or purchase and sale agreement negotiations					226,250
Our share of completed and pending 2025 dispositions and sales of partial interests					$608,889

2025 guidance range for dispositions and sales of partial interests				$1,450,000 – $2,450,000
(1)As part of the transaction, we provided seller financing of $91.0 million, due in 2028, with an interest rate of 12.0%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	7

Earnings Call Information and About the Company
March 31, 2025

We will host a conference call on Tuesday, April 29, 2025, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the first quarter ended March 31, 2025. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real
Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, April 29,
2025. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 1950174.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2025 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2025q1.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994,
Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of March 31, 2025, Alexandria has a total market capitalization of
$28.8 billion and an asset base in North America that includes 39.6 million RSF of operating properties and 4.0 million RSF of Class A/A+ properties undergoing construction. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our projected 2025 earnings per share, projected 2025 funds from operations per share, projected 2025 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,”
“guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our
SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Megacampus™, Labspace®, Alexandria Summit®, At the Vanguard and Heart of the Life Science
Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	8

Consolidated Statements of Operations
March 31, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended
	3/31/25		12/31/24	9/30/24	6/30/24	3/31/24
Revenues:
Income from rentals	$743,175	(1)	$763,249	$775,744	$755,162	$755,551
Other income	14,983		25,696	15,863	11,572	13,557
Total revenues	758,158		788,945	791,607	766,734	769,108

Expenses:
Rental operations	226,395		240,432	233,265	217,254	218,314
General and administrative	30,675		32,730	43,945	44,629	47,055
Interest	50,876		55,659	43,550	45,789	40,840
Depreciation and amortization	342,062		330,108	293,998	290,720	287,554
Impairment of real estate	32,154		186,564	5,741	30,763	—
Total expenses	682,162		845,493	620,499	629,155	593,763

Equity in (losses) earnings of unconsolidated real estate joint ventures	(507)		6,635	139	130	155
Investment (loss) income	(49,992)		(67,988)	15,242	(43,660)	43,284
Gain on sales of real estate	13,165		101,806	27,114	—	392
Net income (loss)	38,662		(16,095)	213,603	94,049	219,176
Net income attributable to noncontrolling interests	(47,601)		(46,150)	(45,656)	(47,347)	(48,631)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(8,939)		(62,245)	167,947	46,702	170,545
Net income attributable to unvested restricted stock awards	(2,660)		(2,677)	(3,273)	(3,785)	(3,659)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(11,599)		$(64,922)	$164,674	$42,917	$166,886

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.07)		$(0.38)	$0.96	$0.25	$0.97
Diluted	$(0.07)		$(0.38)	$0.96	$0.25	$0.97

Weighted-average shares of common stock outstanding:
Basic	170,522		172,262	172,058	172,013	171,949
Diluted	170,522		172,262	172,058	172,013	171,949

Dividends declared per share of common stock	$1.32		$1.32	$1.30	$1.30	$1.27
(1)Decline in income from rentals relates primarily to $1.1 billion of dispositions completed during 4Q24.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	9

Consolidated Balance Sheets
March 31, 2025
(In thousands)

	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Assets
Investments in real estate	$32,121,712	$32,110,039	$32,951,777	$32,673,839	$32,323,138
Investments in unconsolidated real estate joint ventures	50,086	39,873	40,170	40,535	40,636
Cash and cash equivalents	476,430	552,146	562,606	561,021	722,176
Restricted cash	7,324	7,701	17,031	4,832	9,519
Tenant receivables	6,875	6,409	6,980	6,822	7,469
Deferred rent	1,210,584	1,187,031	1,216,176	1,190,336	1,138,936
Deferred leasing costs	489,287	485,959	516,872	519,629	520,616
Investments	1,479,688	1,476,985	1,519,327	1,494,348	1,511,588
Other assets	1,758,442	1,661,306	1,657,189	1,356,503	1,424,968
Total assets	$37,600,428	$37,527,449	$38,488,128	$37,847,865	$37,699,046

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$150,807	$149,909	$145,000	$134,942	$130,050
Unsecured senior notes payable	12,640,144	12,094,465	12,092,012	12,089,561	12,087,113
Unsecured senior line of credit and commercial paper	299,883	—	454,589	199,552	—
Accounts payable, accrued expenses, and other liabilities	2,281,414	2,654,351	2,865,886	2,529,535	2,503,831
Dividends payable	228,622	230,263	227,191	227,408	222,134
Total liabilities	15,600,870	15,128,988	15,784,678	15,180,998	14,943,128

Commitments and contingencies

Redeemable noncontrolling interests	9,612	19,972	16,510	16,440	16,620

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,701	1,722	1,722	1,720	1,720
Additional paid-in capital	17,509,148	17,933,572	18,238,438	18,284,611	18,434,690
Accumulated other comprehensive loss	(46,202)	(46,252)	(22,529)	(27,710)	(23,815)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	17,464,647	17,889,042	18,217,631	18,258,621	18,412,595
Noncontrolling interests	4,525,299	4,489,447	4,469,309	4,391,806	4,326,703
Total equity	21,989,946	22,378,489	22,686,940	22,650,427	22,739,298
Total liabilities, noncontrolling interests, and equity	$37,600,428	$37,527,449	$38,488,128	$37,847,865	$37,699,046

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	10

Funds From Operations and Funds From Operations per Share
March 31, 2025
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended
	3/31/25		12/31/24	9/30/24	6/30/24	3/31/24
Net (loss) income attributable to Alexandria’s common stockholders – basic and diluted	$(11,599)		$(64,922)	$164,674	$42,917	$166,886
Depreciation and amortization of real estate assets	339,381		327,198	291,258	288,118	284,950
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(33,411)		(34,986)	(32,457)	(31,364)	(30,904)
Our share of depreciation and amortization from unconsolidated real estate JVs	1,054		1,061	1,075	1,068	1,034
Gain on sales of real estate	(13,165)		(100,109)	(27,114)	—	(392)
Impairment of real estate – rental properties and land	—		184,532	5,741	2,182	—
Allocation to unvested restricted stock awards	(686)		(1,182)	(2,908)	(1,305)	(3,469)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	281,574		311,592	400,269	301,616	418,105
Unrealized losses (gains) on non-real estate investments	68,145		79,776	(2,610)	64,238	(29,158)
Impairment of non-real estate investments	11,180	(2)	20,266	10,338	12,788	14,698
Impairment of real estate	32,154	(3)	2,032	—	28,581	—
Increase (decrease) in provision for expected credit losses on financial instruments	285		(434)	—	—	—
Allocation to unvested restricted stock awards	(1,329)		(1,407)	(125)	(1,738)	247
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$392,009		$411,825	$407,872	$405,485	$403,892
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Calculated in accordance with standards established by the Nareit Board of Governors.
(2)Primarily related to four non-real estate investments in privately held entities that do not report NAV.
(3)In 2021, we entered into a ground lease for a future development site in our San Francisco Bay Area market. As of December 31, 2024, we had a right-of-use-asset aggregating $32.4 million related to our investment into this ground lease. During the three months ended March 31, 2025, based on our current financial outlook for this project, we made the determination to no longer proceed with this project. Consequently, we recognized an impairment charge aggregating $32.2 million to write off our remaining balance in this right-of-use asset. We do not expect to make additional future payments in connection with this project.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	11

Funds From Operations and Funds From Operations per Share (continued)
March 31, 2025
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(0.07)	$(0.38)	$0.96	$0.25	$0.97
Depreciation and amortization of real estate assets	1.80	1.70	1.51	1.50	1.48
Gain on sales of real estate	(0.08)	(0.58)	(0.16)	—	—
Impairment of real estate – rental properties and land	—	1.07	0.03	0.01	—
Allocation to unvested restricted stock awards	—	—	(0.01)	(0.01)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.65	1.81	2.33	1.75	2.43
Unrealized losses (gains) on non-real estate investments	0.40	0.46	(0.02)	0.37	(0.17)
Impairment of non-real estate investments	0.07	0.12	0.06	0.08	0.09
Impairment of real estate	0.19	0.01	—	0.17	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)	—	(0.01)	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.30	$2.39	$2.37	$2.36	$2.35

Weighted-average shares of common stock outstanding – diluted
Earnings per share – diluted	170,522	172,262	172,058	172,013	171,949
Funds from operations – diluted, per share	170,599	172,262	172,058	172,013	171,949
Funds from operations – diluted, as adjusted, per share	170,599	172,262	172,058	172,013	171,949
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	13

Company Profile
March 31, 2025

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche.
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland,
Research Triangle, and New York City. As of March 31, 2025, Alexandria has a total market capitalization of $28.8 billion and an asset base in North America that includes 39.6 million
RSF of operating properties and 4.0 million RSF of Class A/A+ properties undergoing construction. Alexandria has a longstanding and proven track record of developing Class
A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on
Alexandria, please visit www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 51% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative
Megacampus real estate in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and longstanding relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of
62 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Lawrence J. Diamond
Chief Financial Officer & Treasurer	Co-Chief Operating Officer & Regional Market Director – Maryland

Joseph Hakman	Hart Cole
Co-Chief Operating Officer & Chief Strategic Transactions Officer	Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle

Jackie B. Clem	Gary D. Dean
General Counsel & Secretary	Executive Vice President – Real Estate Legal Affairs

Andres R. Gavinet	Onn C. Lee
Chief Accounting Officer	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	14

Investor Information
March 31, 2025

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	Green Street	RBC Capital Markets
Nate Crossett / Monir Koummal	Nicholas Joseph / Seth Bergey	Dylan Burzinski	Michael Carroll / Justin Haasbeek
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-2066	(949) 640-8780	(440) 715-2649 / (440) 715-2651

BofA Securities	Citizens JMP Securities, LLC	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jeff Spector / Farrell Granath	Aaron Hecht / Linda Fu	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 855-1363 / (646) 855-1351	(415) 835-3963 / (415) 869-4411	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BTIG, LLC	Deutsche Bank AG	Jefferies	Wedbush Securities
Tom Catherwood / Michael Tompkins	Tayo Okusanya / Samuel Ohiomah	Peter Abramowitz / Katie Elders	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 527-3566	(212) 250-9284 / (212) 250-0057	(212) 336-7241 / (917) 421-1968	(212) 931-7001 / (212) 938-9942

CFRA	Evercore ISI	Mizuho Securities USA LLC
Nathan Schmidt	Steve Sakwa / James Kammert	Vikram Malhotra / Georgi Dinkov
(646) 517-1144	(212) 446-9462 / (312) 705-4233	(212) 282-3827 / (617) 352-1721

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Japheth Otieno	Mark Streeter	(212) 553-0376	Alan Zigman
(212) 526-3521 / (212) 526-6961	(212) 834-5086		(416) 507-2556

Mizuho Securities USA LLC
Thierry Perrein
(212) 205-7665

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	15

Financial and Asset Base Highlights
March 31, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/25		12/31/24	9/30/24	6/30/24	3/31/24
Selected financial data from consolidated financial statements and related information
Rental revenues	$552,112	(1)	$566,535	$579,569	$576,835	$581,400
Tenant recoveries	$191,063		$196,714	$196,175	$178,327	$174,151
General and administrative expenses	$30,675		$32,730	$43,945	$44,629	$47,055
General and administrative expenses as a percentage of net operating income – trailing 12 months	6.9%		7.6%	8.9%	9.2%	9.5%
Operating margin	70%		70%	71%	72%	72%
Adjusted EBITDA margin	71%		72%	70%	72%	72%
Adjusted EBITDA – quarter annualized	$2,165,632		$2,273,480	$2,219,632	$2,216,144	$2,206,428
Adjusted EBITDA – trailing 12 months	$2,218,722		$2,228,921	$2,184,298	$2,122,250	$2,064,904

Net debt at end of period	$12,687,856		$11,762,176	$12,191,574	$11,940,144	$11,569,666
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.9x		5.2x	5.5x	5.4x	5.2x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.7x		5.3x	5.6x	5.6x	5.6x

Total debt and preferred stock at end of period	$13,090,834		$12,244,374	$12,691,601	$12,424,055	$12,217,163
Gross assets at end of period	$43,486,989		$43,152,628	$44,112,770	$43,305,279	$42,915,903
Total debt and preferred stock to gross assets at end of period	30%		28%	29%	29%	28%

Fixed-charge coverage ratio – quarter annualized	4.3x		4.3x	4.4x	4.5x	4.7x
Fixed-charge coverage ratio – trailing 12 months	4.4x		4.5x	4.5x	4.6x	4.7x
Unencumbered net operating income as a percentage of total net operating income	99.8%		99.9%	99.1%	99.1%	99.3%

Closing stock price at end of period	$92.51		$97.55	$118.75	$116.97	$128.91
Common shares outstanding (in thousands) at end of period	170,130		172,203	172,244	172,018	172,008
Total equity capitalization at end of period	$15,738,715		$16,798,446	$20,454,023	$20,120,907	$22,173,547
Total market capitalization at end of period	$28,829,549		$29,042,820	$33,145,624	$32,544,962	$34,390,710

Dividend per share – quarter/annualized	$1.32/$5.28		$1.32/$5.28	$1.30/$5.20	$1.30/$5.20	$1.27/$5.08
Dividend payout ratio for the quarter	57%		55%	55%	55%	54%
Dividend yield – annualized	5.7%		5.4%	4.4%	4.4%	3.9%

Amounts related to operating leases:
Operating lease liabilities at end of period	$371,412		$507,127	$648,338	$379,223	$381,578
Rent expense	$11,666		$10,685	$10,180	$9,412	$8,683

Capitalized interest	$80,065		$81,586	$86,496	$81,039	$81,840
Average real estate basis capitalized during the period	$8,026,566		$8,118,010	$8,281,318	$7,936,612	$8,163,289
Weighted-average interest rate for capitalization of interest during the period	3.99%		4.02%	3.98%	3.96%	3.92%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)  Refer to “Consolidated statements of operations” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	16

Financial and Asset Base Highlights (continued)
March 31, 2025
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/25		12/31/24	9/30/24	6/30/24	3/31/24
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$22,023		$17,653	$29,087	$48,338	$48,251
Amortization of acquired below-market leases	$15,222		$15,512	$17,312	$22,515	$30,340
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$1,651		$1,214	$329	$—	$—
Straight-line rent expense on ground leases	$149		$1,021	$789	$341	$358
Cash payment for ground lease extension(1)	$(135,000)		$(135,000)	$—	$—	$—
Stock compensation expense	$10,064		$12,477	$15,525	$14,507	$17,125
Amortization of loan fees	$4,691		$4,620	$4,222	$4,146	$4,142
Amortization of debt discounts	$349		$333	$330	$328	$318
Non-revenue-enhancing capital expenditures:
Building improvements	$3,789		$4,313	$4,270	$4,210	$4,293
Tenant improvements and leasing commissions	$73,483	(2)	$81,918	$55,920	$15,724	$21,144
Funds from operations attributable to noncontrolling interests	$81,012		$76,111	$78,113	$78,711	$79,535
Operating statistics and related information (at end of period)
Number of properties – North America	386		391	406	408	410
RSF – North America (including development and redevelopment projects under construction)	43,687,343		44,124,001	46,748,734	47,085,993	47,206,639
Total square footage – North America	68,518,184		69,289,411	73,611,815	74,103,404	74,069,321
Annual rental revenue per occupied RSF – North America	$58.38		$56.98	$57.09	$56.87	$56.86
Occupancy of operating properties – North America	91.7%	(3)	94.6%	94.7%	94.6%	94.6%
Occupancy of operating and redevelopment properties – North America	86.9%		89.7%	89.7%	89.9%	90.2%
Weighted-average remaining lease term (in years)	7.6		7.5	7.5	7.4	7.5
Total leasing activity – RSF	1,030,553		1,310,999	1,486,097	1,114,001	1,142,857
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate changes	18.5%		18.1%	5.1%	7.4%	33.0%
Rental rate changes (cash basis)	7.5%		3.3%	1.5%	3.7%	19.0%
RSF (included in total leasing activity above)	884,408		1,024,862	1,278,857	589,650	994,770
Top 20 tenants:
Annual rental revenue	$754,354		$741,965	$796,898	$805,751	$802,605
Annual rental revenue from investment-grade or publicly traded large cap tenants	87%		92%	92%	92%	92%
Weighted-average remaining lease term (in years)	9.6		9.3	9.5	9.4	9.7
Same property – percentage change over comparable quarter from prior year:
Net operating income changes	(3.1)%	(3)	0.6%	1.5%	1.5%	1.0%
Net operating income changes (cash basis)	5.1%		6.3%	6.5%	3.9%	4.2%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents a ground lease payment related to an amendment to our existing ground lease agreement at the Alexandria Technology Square® Megacampus in our Cambridge submarket completed in July 2024, which required that we prepay our entire rent obligation for a 24-year lease term extension aggregating $270.0 million, including $135.0 million each in 1Q25 and 4Q24.
(2)Includes tenant improvements and leasing commissions for one 11.4-year lease at the Alexandria Technology Square® Megacampus in our Cambridge submarket aggregating 119,280 RSF. Excluding this lease, tenant improvements and leasing commissions per RSF and as a percentage of total rents for the three months ended March 31, 2025 were $40.93 and 9.1%, which are consistent with the five-year quarterly averages of $37.53 and
10.5%, respectively.
(3)Refer to page 2 in the Earnings Press Release and “Same property performance” in the Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	17

High-Quality and Diverse Client Base
March 31, 2025

Stable Cash Flows From Our High-Quality and Diverse Mix of Approximately 750 Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
87%

of ARE’s Top 20 Tenant Annual Rental Revenue

51%

Percentage of ARE’s Annual Rental Revenue	of ARE’s Annual Rental Revenue

Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public Biotechnology –
Preclinical or Clinical
Stage
Private
Biotechnology
Other(2)
Other Investment-Grade
or Large Cap Tech
Biomedical
Institutions(1)
Government
Institutions
As of March 31, 2025. Annual rental revenue represents amounts in effect as of March 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)79% of our annual rental revenue from biomedical institutions are from investment-grade or publicly traded large cap tenants.
(2)Represents the percentage of our annual rental revenue generated by technology, professional services, finance, telecommunications, construction/real estate companies, and retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	18

High-Quality and Diverse Client Base (continued)
March 31, 2025

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

Sustained Strength in Tenant Collections(1)

99.9%	99.8%

1Q25	April 2025

Long-Duration Lease Terms

9.6 Years	7.6 Years

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(2)
(1)Represents the portion of total receivables billed for each period collected as of April 28, 2025.
(2)Based on annual rental revenue in effect as of March 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	19

Key Operating Metrics
March 31, 2025

Same Property Net Operating Income Performance		Rental Rate Growth: Renewed/Re-Leased Space

Margins(2)		Favorable Lease Structure(3)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Megacampus Ecosystems
70%	71%	Increasing cash flows
		Percentage of leases containing annual rent escalations	98%
		Stable cash flows
Historical Weighted-Average Lease Term of Executed Leases(4)		Percentage of triple net leases	91%

8.9 Years		Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	93%

(1)
(3.1)%

2024	3/31/25

Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Refer to footnote 1 under “Same property performance” in the Supplemental Information for additional details.
(2)For the three months ended March 31, 2025.
(3)Percentages calculated based on our annual rental revenue in effect as of March 31, 2025.
(4)Represents the weighted-average lease term of executed leases based on annual rental revenue for the approximate 10-year period for the years ended December 31, 2016 through 2024 and the three months ended
March 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	20

Same Property Performance
March 31, 2025
(Dollars in thousands)

Same Property Financial Data	Three Months Ended March 31, 2025		Same Property Statistical Data	Three Months Ended March 31, 2025
Percentage change over comparable period from prior year:			Number of same properties	333
Net operating income changes	(3.1)%	(1)	Rentable square feet	34,099,158
Net operating income changes (cash basis)	5.1%	(1)(2)	Occupancy – current-period average	93.3%
Operating margin	68%		Occupancy – same-period prior-year average	94.3%

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Income from rentals:
Same properties	$469,387	$476,074	$(6,687)	(1.4)%
Non-same properties	82,725	105,326	(22,601)	(21.5)
Rental revenues	552,112	581,400	(29,288)	(5.0)

Same properties	170,823	155,405	15,418	9.9
Non-same properties	20,240	18,746	1,494	8.0
Tenant recoveries	191,063	174,151	16,912	9.7

Income from rentals	743,175	755,551	(12,376)	(1.6)

Same properties	346	340	6	1.8
Non-same properties	14,637	13,217	1,420	10.7
Other income	14,983	13,557	1,426	10.5

Same properties	640,556	631,819	8,737	1.4
Non-same properties	117,602	137,289	(19,687)	(14.3)
Total revenues	758,158	769,108	(10,950)	(1.4)

Same properties	203,497	180,739	22,758	12.6
Non-same properties	22,898	37,575	(14,677)	(39.1)
Rental operations	226,395	218,314	8,081	3.7

Same properties	437,059	451,080	(14,021)	(3.1)
Non-same properties	94,704	99,714	(5,010)	(5.0)
Net operating income	$531,763	$550,794	$(19,031)	(3.5)%	(3)

Net operating income – same properties	$437,059	$451,080	$(14,021)	(3.1)%
Straight-line rent revenue	(6,396)	(39,287)	32,891	(83.7)
Amortization of acquired below-market leases	(10,002)	(11,525)	1,523	(13.2)
Net operating income – same properties (cash basis)	$420,661	$400,268	$20,393	5.1%

Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)Includes certain 1Q25 lease expirations aggregating 768,080 RSF at six properties across four submarkets. Excluding the impact of the properties with these leases, same property net operating income changes for the three months ended March 31, 2025 would have been 0.1% and 9.0% (cash basis). Refer to “Summary of properties and occupancy” in the Supplemental Information for additional details.
(2)Includes the impact of expiring initial free rent concessions that burned off after January 1, 2024 for development and redevelopment projects that were placed into service in 2023 and accordingly are part of our same property pool in
1Q25, including 15 Necco Street in our Seaport Innovation District submarket and 751 Gateway Boulevard in our South San Francisco submarket. Excluding the impact of these expiring initial free rent concessions, same property net operating income change (cash basis) for the three months ended March 31, 2025 would have been 0.4%.
(3)Decrease in total net operating income includes the impact of operating properties disposed of after January 1, 2024. Excluding these dispositions, the increase in net operating income for the three months ended March 31, 2025 would have been 2.2%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	21

Leasing Activity
March 31, 2025
(Dollars per RSF)

	Three Months Ended				Year Ended
	March 31, 2025				December 31, 2024
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	18.5%		7.5%		16.9%	7.2%
New rates	$57.56		$55.04		$65.48	$64.18
Expiring rates	$48.57		$51.18		$56.01	$59.85
RSF	884,408				3,888,139
Tenant improvements/leasing commissions	$83.09	(2)			$46.89
Weighted-average lease term	10.1 years				8.5 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$49.80		$49.51		$59.44	$57.34
RSF	146,145				1,165,815
Weighted-average lease term	8.8 years				10.0 years

Leasing activity summary (totals):
New rates	$56.46		$54.26		$64.16	$62.68
RSF	1,030,553				5,053,954
Weighted-average lease term	10.0 years				8.9 years

Lease expirations(1)
Expiring rates	$49.93		$51.55		$53.82	$57.24
RSF	1,923,048				5,005,638
Leasing activity includes 100% of results for properties in North America in which we have an investment.
(1)Excludes month-to-month leases aggregating 160,540 RSF and 136,131 RSF as of March 31, 2025 and December 31, 2024, respectively. During the trailing twelve months ended March 31, 2025, we granted free rent concessions averaging 0.7 months per annum.
(2)Includes tenant improvements and leasing commissions for one 11.4-year lease at the Alexandria Technology Square® Megacampus in our Cambridge submarket aggregating 119,280 RSF. Excluding this lease, tenant improvements and leasing commissions per RSF and as a percentage of total rents for the three months ended March 31, 2025 were $40.93 and 9.1%, which are consistent with the five-year quarterly averages of $37.53 and 10.5%, respectively.
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	22

Contractual Lease Expirations
March 31, 2025

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2025 (2)	2,005,741	5.6%	$46.91	4.6%
2026	3,043,760	8.5%	$56.08	8.3%
2027	3,130,452	8.7%	$51.23	7.8%
2028	4,060,412	11.3%	$52.17	10.3%
2029	2,429,749	6.8%	$50.67	6.0%
2030	3,064,307	8.6%	$43.86	6.5%
2031	3,579,117	10.0%	$54.84	9.5%
2032	1,023,407	2.9%	$58.33	2.9%
2033	2,539,851	7.1%	$48.14	5.9%
2034	3,280,121	9.2%	$67.72	10.7%
Thereafter	7,673,811	21.3%	$74.48	27.5%

Market	2025 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)	2026 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)		Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment	Remaining Expiring Leases(4)	Total

Greater Boston	136,506	5,597	25,312		261,540	428,955	$45.19	47,439	11,565	—	399,436	458,440	$94.58
San Francisco Bay Area	293,051	110,549	—		346,927	750,527	71.21	25,511	—	—	623,634	649,145	76.43
San Diego	28,760	—	—		85,189	113,949	34.37	—	28,827	—	873,855	902,682	47.04
Seattle	—	—	—		67,114	67,114	31.33	26,266	—	—	166,491	192,757	31.57
Maryland	35,055	6,228	—		31,683	72,966	22.19	—	15,489	—	276,969	292,458	20.20
Research Triangle	173,888	—	—		78,625	252,513	27.98	19,753	—	—	167,805	187,558	38.98
New York City	—	—	—		42,002	42,002	99.58	—	—	—	72,052	72,052	104.17
Texas	—	—	198,972	(5)	—	198,972	N/A	—	—	—	—	—	—
Canada	22,991	—	—		54,752	77,743	18.35	—	247,743	—	—	247,743	21.23
Non-cluster/other markets	—	—	—		1,000	1,000	49.20	—	—	—	40,925	40,925	75.98
Total	690,251	122,374	224,284		968,832	2,005,741	$46.91	118,969	303,624	—	2,621,167	3,043,760	$56.08
Percentage of expiring leases	34%	6%	11%		49%	100%		4%	10%	0%	86%	100%

Contractual lease expirations for properties classified as held for sale as of March 31, 2025 are excluded from the information on this page.
(1)Represents amounts in effect as of March 31, 2025.
(2)Excludes month-to-month leases aggregating 160,540 RSF as of March 31, 2025.
(3)Primarily represents assets that were recently acquired for future development or redevelopment opportunities, for which we expect, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development. As of March 31, 2025, the weighted-average annual rental revenue and expiration date of these leases expiring in 2025 is $1.6 million and May 27, 2025, respectively.
Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(4)The largest remaining contractual lease expiration in 2025 is 88,179 RSF in our Cambridge/Inner Suburbs submarket and in 2026 is 163,648 RSF in our University Town Center submarket, at a property in which we have an ownership interest of 30.0% and are evaluating options to re-lease or reposition the space from single tenancy to multi-tenancy.
(5)Represents two properties with future development and redevelopment opportunities, located at 1001 Trinity Street and 1020 Red River Street in our Austin submarket, with contractual lease expirations in 2Q25.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	23

Top 20 Tenants
March 31, 2025
(Dollars in thousands, except average market cap amounts)

87% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)		Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

								Moody’s	S&P
1	Eli Lilly and Company	9.7		1,070,953	$89,599		4.3%	Aa3	A+	$797.9
2	Moderna, Inc.	11.1		496,814	89,347		4.3	—	—	$29.1
3	Bristol-Myers Squibb Company	5.2		999,379	77,188		3.7	A2	A	$104.1
4	Takeda Pharmaceutical Company Limited	10.2		549,759	47,899		2.3	Baa1	BBB+	$43.8
5	Eikon Therapeutics, Inc.(2)	13.7		311,806	36,783		1.8	—	—	$—
6	Roche	8.0		647,069	36,189		1.7	Aa2	AA	$242.8
7	Illumina, Inc.	5.6		857,967	35,924		1.7	Baa3	BBB	$19.5
8	Alphabet Inc.	2.6		625,015	34,899		1.7	Aa2	AA+	$2,143.6
9	2seventy bio, Inc.(3)	8.4		312,805	33,543		1.6	—	—	$0.2
10	United States Government	5.3		429,359	29,097	(4)	1.4	Aaa	AA+	$—
11	Uber Technologies, Inc.	57.5	(5)	1,009,188	27,799		1.3	Baa2	BBB	$148.3
12	Novartis AG	3.3		387,563	27,709		1.3	Aa3	AA-	$234.5
13	AstraZeneca PLC	4.6		450,848	27,226		1.3	A1	A+	$231.1
14	Cloud Software Group, Inc.	1.2	(6)	292,013	26,446		1.3	—	—	$—
15	Boston Children’s Hospital	12.0		309,231	26,212		1.3	Aa2	AA	$—
16	The Regents of the University of California	6.2		369,753	23,330		1.1	Aa2	AA	$—
17	Sanofi	5.8		267,278	21,851		1.1	A1	AA	$130.9
18	Charles River Laboratories, Inc.	10.1		256,066	21,202		1.0	—	—	$10.2
19	New York University	7.3		218,983	21,110		1.0	Aa2	AA-	$—
20	Merck & Co., Inc.	8.4		333,124	21,001		1.0	Aa3	A+	$281.3
	Total/weighted-average	9.6	(5)	10,194,973	$754,354		36.2%
Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of March 31, 2025.
(2)Eikon Therapeutics, Inc. is a private biotechnology company led by renowned biopharma executive Roger Perlmutter, formerly an executive vice president at Merck & Co., Inc. As of February 25, 2025, the company has raised over
$1.2 billion in private venture capital funding.
(3)In March 2025, 2seventy bio, Inc. announced a definitive merger agreement with Bristol-Myers Squibb Company, which is expected to close in the second quarter of 2025.
(4)Includes leases, which are not subject to annual appropriations, with governmental entities such as the National Institutes of Health and the General Services Administration.  Approximately 3% of the annual rental revenue derived from our leases with the United States Government is cancellable prior to the lease expiration date.
(5)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 6.9 years as of March 31, 2025.
(6)Represents one lease at a property acquired in 2022 with potential future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	24

Summary of Properties and Occupancy
March 31, 2025
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,304,074	632,850	1,601,010	11,537,934	26%	65	$754,342	36%	$88.20
San Francisco Bay Area	7,971,965	109,435	366,939	8,448,339	19	65	455,516	22	68.28
San Diego	7,140,194	903,792	—	8,043,986	18	77	323,222	16	47.98
Seattle	3,179,033	227,577	—	3,406,610	9	45	137,539	6	47.27
Maryland	3,848,870	—	—	3,848,870	9	50	141,895	7	39.70
Research Triangle	3,801,564	—	—	3,801,564	9	38	109,002	5	30.71
New York City	921,894	—	—	921,894	2	4	74,571	4	92.34
Texas	1,845,159	—	73,298	1,918,457	4	15	37,754	2	24.93
Canada	895,182	—	132,881	1,028,063	2	11	18,525	1	21.86
Non-cluster/other markets	349,099	—	—	349,099	1	10	15,413	1	60.52
Properties held for sale	382,527	—	—	382,527	1	6	9,031	—	49.82
North America	39,639,561	1,873,654	2,174,128	43,687,343	100%	386	$2,076,810	100%	$58.38
		4,047,782
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	3/31/25		12/31/24	3/31/24	3/31/25	12/31/24	3/31/24
Greater Boston	91.8%	(1)	94.8%	94.5%	78.4%	80.8%	83.3%
San Francisco Bay Area	90.3	(1)	93.3	94.4	86.3	89.1	91.2
San Diego	94.3		96.3	95.2	94.3	96.3	95.2
Seattle	91.5		92.4	94.9	91.5	92.4	93.9
Maryland	94.1		95.7	95.4	94.1	95.7	95.4
Research Triangle	93.4	(1)	97.4	97.8	93.4	97.4	97.8
New York City	87.6	(2)	88.4	84.4	87.6	88.4	84.4
Texas	82.1	(1)	95.5	95.1	78.9	91.8	91.5
Subtotal	91.8		94.8	94.9	87.1	90.0	90.6
Canada	94.6		95.9	91.8	82.4	82.9	77.8
Non-cluster/other markets	73.0		72.5	75.4	73.0	72.5	75.4
North America	91.7%	(1)(3)	94.6%	94.6%	86.9%	89.7%	90.2%
(1)The decline in occupancy from December 31, 2024 includes certain previously disclosed 1Q25 lease expirations aggregating 768,080 RSF at six properties in four submarkets comprising the following: (i) 182,054
RSF at the Alexandria Technology Square® Megacampus in our Cambridge submarket, (ii) 234,249 RSF at 409 Illinois Street in our Mission Bay submarket, (iii) one property aggregating 104,531 RSF in our
Research Triangle market, and (iv) two properties aggregating 247,246 RSF in our Austin submarket.
(2)The Alexandria Center® for Life Science – New York City Megacampus is 97.7% occupied as of March 31, 2025. Occupancy percentage in our New York City market reflects vacancy at the Alexandria Center® for Life
Science – Long Island City property, which was 45.7% occupied as of March 31, 2025.
(3)Includes vacant spaces aggregating 250,925 RSF, or 0.7% impact to occupancy, which are leased with a weighted-average expected delivery date around the end of 2025 and 242,035 RSF, or 0.6% impact to occupancy, which is subject to ongoing negotiations.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	25

Property Listing
March 31, 2025
(Dollars in thousands)

Our Megacampus™ Properties Account for 75% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Megacampus: Alexandria Center® at Kendall Square	2,213,867	—	—	2,213,867	8	$223,621	97.4%	97.4%
50(1), 60(1), 75/125(1), 90, 100(1), and 225(1) Binney Street, 140 First Street, and 300 Third Street(1)
Megacampus: Alexandria Center® at One Kendall Square	1,281,580	—	104,956	1,386,536	12	148,198	93.7	86.6
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Megacampus: Alexandria Technology Square®	1,193,634	—	—	1,193,634	7	106,901	83.9	83.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Megacampus: The Arsenal on the Charles	776,628	36,444	308,446	1,121,518	13	47,214	94.9	67.9
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Megacampus: 480 Arsenal Way, 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue(1)	633,056	204,395	—	837,451	6	27,340	98.4	98.4
Cambridge/Inner Suburbs	6,098,765	240,839	413,402	6,753,006	46	553,274	93.7	87.8
Fenway
Megacampus: Alexandria Center® for Life Science – Fenway	1,293,731	392,011	137,675	1,823,417	3	96,917	87.2	78.9
401 and 421 Park Drive and 201 Brookline Avenue
Seaport Innovation District
5 and 15(1) Necco Street	459,395	—	—	459,395	2	46,743	92.7	92.7
Seaport Innovation District	459,395	—	—	459,395	2	46,743	92.7	92.7
Route 128
Megacampus: Alexandria Center® for Life Science – Waltham	466,094	—	596,064	1,062,158	5	38,471	100.0	43.9
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,171	97.1	97.1
Route 128	1,051,320	—	596,064	1,647,384	8	52,642	98.4	62.8
Other	400,863	—	453,869	854,732	6	4,766	59.7	28.0
Greater Boston	9,304,074	632,850	1,601,010	11,537,934	65	$754,342	91.8%	78.4%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	26

Property Listing (continued)
March 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Megacampus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,010,469	109,435	—	2,119,904	10	$76,151	83.4%	83.4%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450(3), 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,010,469	109,435	—	2,119,904	10	76,151	83.4	83.4
South San Francisco
Megacampus: Alexandria Technology Center® – Gateway(1)	1,409,365	—	259,689	1,669,054	12	75,819	82.3	69.5
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	812,453	—	107,250	919,703	5	52,990	100.0	88.3
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,235	—	—	504,235	3	32,780	88.0	88.0
201 Haskins Way and 400 and 450 East Jamie Court
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—	—	445,232	2	2,559	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	285,346	—	—	285,346	1	33,697	100.0	100.0
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
South San Francisco	3,612,316	—	366,939	3,979,255	24	208,525	91.4	83.0
Greater Stanford
Megacampus: Alexandria Center® for Life Science – San Carlos	738,038	—	—	738,038	9	41,601	94.5	94.5
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	704,559	—	—	704,559	9	73,213	98.5	98.5
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	23,601	82.9	82.9
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	198,548	—	—	198,548	3	13,450	89.4	89.4
2100, 2200, and 2400 Geng Road	78,501	—	—	78,501	3	4,803	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,349,180	—	—	2,349,180	31	170,840	94.5	94.5
San Francisco Bay Area	7,971,965	109,435	366,939	8,448,339	65	$455,516	90.3%	86.3%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.
(3)Includes 109,435 RSF at our 1450 Owens Street development project, where we have a 25% interest. In 4Q24, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the total 212,796 RSF development project. We expect to complete the transaction in 2H25. Accordingly, we adjusted the development project RSF to reflect the remaining 109,435 RSF. Refer to “New Class A/
A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	27

Property Listing (continued)
March 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Megacampus: One Alexandria Square	849,325	241,504	—	1,090,829	10	$49,385	86.6%	86.6%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, 10955, and 10970 Alexandria Way, 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	299,138	—	—	299,138	3	13,263	79.7	79.7
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	218,459	—	—	218,459	4	12,184	97.7	97.7
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,366,922	241,504	—	1,608,426	17	74,832	86.9	86.9
University Town Center
Megacampus: Campus Point by Alexandria(1)	1,325,415	426,927	—	1,752,342	8	81,937	98.1	98.1
9880(2), 10210, 10290, and 10300 Campus Point Drive and 4135, 4155, 4224, and 4242 Campus Point Court
Megacampus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
University Town Center	2,281,750	426,927	—	2,708,677	15	118,435	98.9	98.9
Sorrento Mesa
Megacampus: SD Tech by Alexandria(1)	896,464	235,361	—	1,131,825	12	41,655	93.7	93.7
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, and 10075 Barnes Canyon Road
Megacampus: Sequence District by Alexandria	801,575	—	—	801,575	7	28,471	100.0	100.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	9,352	92.8	92.8
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	11,379	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,022	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,621	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	960	50.1	50.1
Sorrento Mesa	2,985,862	235,361	—	3,221,223	35	114,661	96.2	96.2
Sorrento Valley
3911, 3931, 3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	151,406	—	—	151,406	6	2,866	42.7	42.7
11045 and 11055 Roselle Street	43,233	—	—	43,233	2	2,203	100.0	100.0
Sorrento Valley	194,639	—	—	194,639	8	5,069	55.4	55.4
Other	311,021	—	—	311,021	2	10,225	100.0	100.0
San Diego	7,140,194	903,792	—	8,043,986	77	$323,222	94.3%	94.3%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	28

Property Listing (continued)
March 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle
Lake Union
Megacampus: Alexandria Center® for Life Science – Eastlake	1,151,672	—	—	1,151,672	9	$80,340	96.5%	96.5%
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	381,380	227,577	—	608,957	3	21,720	99.6	99.6
400(1) and 701 Dexter Avenue North and 428 Westlake Avenue North
219 Terry Avenue North	31,797	—	—	31,797	1	1,342	56.9	56.9
Lake Union	1,564,849	227,577	—	1,792,426	13	103,402	96.5	96.5
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	20,101	—	—	20,101	2	696	100.0	100.0
Bothell
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	1,061,783	—	—	1,061,783	22	21,105	86.9	86.9

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522,
22722, and 22745 29th Drive Southeast, 21540, 22213 and 22309 30th
Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street
Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	464,889	—	—	464,889	6	11,590	83.9	83.9
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,526,672	—	—	1,526,672	28	32,695	86.0	86.0
Other	67,411	—	—	67,411	2	746	100.0	100.0
Seattle	3,179,033	227,577	—	3,406,610	45	137,539	91.5	91.5

Maryland
Rockville
Megacampus: Alexandria Center® for Life Science – Shady Grove	1,691,960	—	—	1,691,960	20	77,770	94.4	94.4
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,508	—	—	131,508	1	4,324	100.0	100.0
1405 and 1450(1) Research Boulevard	114,182	—	—	114,182	2	2,998	72.8	72.8
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,108	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,976	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	2,193,566	—	—	2,193,566	28	$93,618	94.3%	94.3%
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	29

Property Listing (continued)
March 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	$19,642	93.6%	93.6%
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,300	—	—	486,300	7	17,704	95.1	95.1
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	2,114	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,952	90.1	90.1
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,471	—	—	1,327,471	20	43,853	94.8	94.8
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,039	100.0	100.0
101 West Dickman Street(1)	135,949	—	—	135,949	1	1,385	75.0	75.0
Beltsville	327,833	—	—	327,833	2	4,424	89.6	89.6
Maryland	3,848,870	—	—	3,848,870	50	141,895	94.1	94.1

Research Triangle
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham	2,214,887	—	—	2,214,887	16	54,788	97.6	97.6
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	687,184	—	—	687,184	6	29,892	93.4	93.4
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Megacampus: Alexandria Center® for Sustainable Technologies	364,493	—	—	364,493	7	7,283	60.7	60.7
104, 108, 110, 112, and 114 TW Alexander Drive and 5 and 7 Triangle Drive
Alexandria Technology Center® – Alston	155,731	—	—	155,731	3	3,517	94.7	94.7
100, 800, and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,722	—	—	136,722	3	4,235	99.2	99.2
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,313	100.0	100.0
Research Triangle	3,801,564	—	—	3,801,564	38	$109,002	93.4%	93.4%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	30

Property Listing (continued)
March 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Megacampus: Alexandria Center® for Life Science – New York City	742,706	—	—	742,706	3	$68,898	97.7%	97.7%
430 and 450 East 29th Street
Alexandria Center® for Life Science – Long Island City	179,188	—	—	179,188	1	5,673	45.7	45.7
30-02 48th Avenue
New York City	921,894	—	—	921,894	4	74,571	87.6	87.6

Texas
Austin
Megacampus: Intersection Campus	1,525,359	—	—	1,525,359	12	33,687	83.0	83.0
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	895	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	34,582	84.9	84.9
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	37,754	82.1	78.9

Canada	895,182	—	132,881	1,028,063	11	18,525	94.6	82.4

Non-cluster/other markets	349,099	—	—	349,099	10	15,413	73.0	73.0

North America, excluding properties held for sale	39,257,034	1,873,654	2,174,128	43,304,816	380	2,067,779	91.7%	86.9%

Properties held for sale	382,527	—	—	382,527	6	9,031	47.4%	47.4%

Total – North America	39,639,561	1,873,654	2,174,128	43,687,343	386	$2,076,810

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	31

Investments in Real Estate
March 31, 2025

ALEXANDRIA’S DEVELOPMENT AND REDEVELOPMENT
DELIVERIES ARE EXPECTED TO PROVIDE INCREMENTAL
GROWTH IN ANNUAL NET OPERATING INCOME

Placed Into Service	Near-Term Deliveries	Intermediate-Term Deliveries
1Q25	2Q25–4Q26	2027–2Q28

$37M	$171M	$179M

309,494 RSF	1.6 million RSF	2.4 million RSF

100% Leased	75% Leased/Negotiating	16% Leased/Negotiating

(4)
(2)
(1)
(1)
(3)
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 2Q25 through 2Q28 is projected to be $311 million.
(2)Includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(3)Represents the RSF related to projects expected to stabilize by 4Q26. Does not include partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond.
(4)Represents the leased/negotiating percentage of development and redevelopment projects that are expected to stabilize during 2025 and 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	32

Investments in Real Estate
March 31, 2025
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Under Construction
	Operating	2025 and 2026	2027 and Beyond	Future	Subtotal	Total
Square footage
Operating	39,257,034	—	—	—	—	39,257,034
Future Class A/A+ development and redevelopment properties	—	1,597,920	2,449,862	25,757,349	29,805,131	29,805,131
Future development and redevelopment square feet currently included in rental properties(1)	—	—	—	(2,780,364)	(2,780,364)	(2,780,364)
Total square footage, excluding properties held for sale	39,257,034	1,597,920	2,449,862	22,976,985	27,024,767	66,281,801

Properties held for sale	382,527	—	—	1,853,856	1,853,856	2,236,383
Total square footage	39,639,561	1,597,920	2,449,862	24,830,841	28,878,623	68,518,184

Investments in real estate
Gross book value as of March 31, 2025(2)	$29,411,505	$1,549,293	$2,139,008	$4,908,467	$8,596,768	$38,008,273

(1)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(2)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheet. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	33

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
March 31, 2025
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From 1Q25 Deliveries Aggregated $37 Million

230 Harriet Tubman Way	10075 Barnes Canyon Road
San Francisco Bay Area/ South San Francisco	San Diego/Sorrento Mesa
285,346 RSF	17,718 RSF
100% Occupancy	100% Occupancy

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service			Occupancy Percentage(2)	Total Project		Unlevered Yields
	1Q25 Delivery Date(1)		Prior to 1/1/25	1Q25	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
							RSF	Investment
Development projects
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	3/1/25	48.3%	—	285,346	285,346	100%	285,346	$476,000	7.5%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	2/6/25	50.0%	—	17,718	17,718	100%	253,079	321,000	5.5	5.7

Redevelopment projects
Canada	3/27/25	100%	78,487	6,430	84,917	100%	250,790	115,000	6.0	6.0
Weighted average/total	2/28/25		78,487	309,494	387,981		789,215	$912,000	6.6%	6.0%

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details on the square footage in service and under construction, if applicable.
(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Occupancy relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	34

New Class A/A+ Development and Redevelopment Properties: 2025 and 2026 Stabilization
March 31, 2025

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	401 Park Drive	1450 Owens Street
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	San Francisco Bay Area/ Mission Bay
204,395 RSF	36,444 RSF	137,675 RSF	109,435 RSF(2)
76% Leased/Negotiating	92% Leased/Negotiating	Marketing	Marketing

10935, 10945, and 10955 Alexandria Way(3)	4135 Campus Point Court	10075 Barnes Canyon Road	8800 Technology Forest Place
San Diego/Torrey Pines	San Diego/ University Town Center	San Diego/Sorrento Mesa	Texas/Greater Houston
241,504 RSF	426,927 RSF	235,361 RSF	73,298 RSF
100% Leased	100% Leased	68% Leased/Negotiating	41% Leased/Negotiating

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles Megacampus.
(2)Image represents a multi-tenant project expanding the Alexandria Center® for Science and Technology – Mission Bay Megacampus, where we have a 25% interest. During the three months ended December 31, 2024, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project. We expect to complete the transaction in 2H25.
Accordingly, we adjusted the development project RSF and its related book value to reflect 109,435 RSF.
(3)Image represents 10955 Alexandria Way on the One Alexandria Square Megacampus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	35

New Class A/A+ Development and Redevelopment Properties: 2027 and Beyond Stabilization
March 31, 2025

311 Arsenal Street	421 Park Drive	40, 50, and 60 Sylvan Road(1)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Route 128
308,446 RSF	392,011 RSF	596,064 RSF

651 Gateway Boulevard	269 East Grand Avenue	701 Dexter Avenue North
San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco	Seattle/Lake Union
259,689 RSF	107,250 RSF	227,577 RSF

(1)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham Megacampus. The project is expected to capture demand in our Route 128 submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	36

New Class A/A+ Development and Redevelopment Properties: Current Projects
March 31, 2025

Property/Market/Submarket		Square Footage				Percentage			Occupancy(1)
	Dev/Redev	In Service		CIP	Total	Leased	Leased/ Negotiating		Initial	Stabilized
Under construction
2025 and 2026 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	116,414		204,395	320,809	40%	76%		4Q23	2026
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	211,574		36,444	248,018	92	92		1Q24	2025
401 Park Drive/Greater Boston/Fenway	Redev	—		137,675	137,675	—	—		2026	2026
1450 Owens Street/San Francisco Bay Area/Mission Bay(2)	Dev	—		109,435	109,435	—	—		2026	2026
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	93,492		241,504	334,996	100	100		4Q24	2026
4135 Campus Point Court/San Diego/University Town Center	Dev	—		426,927	426,927	100	100		2026	2026
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	17,718		235,361	253,079	68	68		1Q25	2026
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094		73,298	123,392	41	41		2Q23	2026
Canada	Redev	117,909		132,881	250,790	78	80		3Q23	2025
		607,201		1,597,920	2,205,121	70	75

2027 and beyond stabilization
One Hampshire Street/Greater Boston/Cambridge	Redev	—		104,956	104,956	—	—		2027	2028
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	Redev	82,216	(3)	308,446	390,662	12	12		2027	2027
421 Park Drive/Greater Boston/Fenway	Dev	—		392,011	392,011	13	13		2026	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—		596,064	596,064	31	31		2026	2027
Other/Greater Boston	Redev	—		453,869	453,869	—	—	(4)	2027	2027
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco(5)	Redev	67,017		259,689	326,706	21	21		1Q24	2027
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	Redev	—		107,250	107,250	—	—		2026	2027
701 Dexter Avenue North/Seattle/Lake Union	Dev	—		227,577	227,577	—	23		2026	2027
		149,233		2,449,862	2,599,095	14	16
Total		756,434		4,047,782	4,804,216	39%	43%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)Represents a multi-tenant project expanding the Alexandria Center® for Science and Technology – Mission Bay Megacampus, where we have a 25% interest. During the three months ended December 31, 2024, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project. We expect to complete the transaction in 2H25. Accordingly, we adjusted the development project RSF and its related book value to reflect 109,435 RSF.
(3)We expect to redevelop an additional 25,312 RSF of space occupied as of March 31, 2025 into laboratory space upon expiration of the existing leases during 2Q25. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(4)Represents a project focused on demand from our existing tenants in our adjacent properties/campuses that will address demand from other non-Alexandria properties/campuses.
(5)We continue to build out this project on a floor-by-floor basis.  As of 1Q25, the remaining cost to complete is $138 million, or 28% of the total cost at completion.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	37

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

March 31, 2025
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2025 and 2026 stabilization(1)
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.7%	$136,658	$203,904	$103,438		$444,000		6.0%	6.8%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	378,211	41,649	7,140		427,000		6.2%	5.5%
401 Park Drive/Greater Boston/Fenway	100%	—	167,606	TBD
1450 Owens Street/San Francisco Bay Area/Mission Bay	25.0%	—	123,380
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	105,766	367,114	30,120		503,000		6.2%	5.8%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	369,624	154,376		524,000		6.6%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	16,126	179,471	125,403		321,000		5.5%	5.7%
8800 Technology Forest Place/Texas/Greater Houston	100%	60,225	46,300	5,475		112,000		6.3%	6.0%
Canada	100%	55,503	50,245	9,252		115,000		6.0%	6.0%
		752,489	1,549,293

2027 and beyond stabilization(1)
One Hampshire Street/Greater Boston/Cambridge	100%	—	167,381	TBD
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	60,742	246,329
421 Park Drive/Greater Boston/Fenway	100%	—	502,007
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	466,334
Other/Greater Boston	100%	—	155,305
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	87,515	261,199	138,286		487,000		5.0%	5.1%
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	100%	—	77,223	TBD
701 Dexter Avenue North/Seattle/Lake Union	100%	—	263,230
		148,257	2,139,008
		$900,746	$3,688,301	$2,390,000	(2)	$6,980,000	(2)

Our share of investment(2)(3)		$810,000	$3,160,000	$2,130,000		$6,100,000
Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2026 and beyond over the next several quarters.
(2)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD. Total cost to complete for our development and redevelopment projects under construction have not been adjusted for the potential impact related to higher materials costs associated with potential tariffs. We are still evaluating the potential impact on costs and returns that can be significantly impacted by tariffs, the amount of foreign materials required, and/or the higher cost of domestic materials. Refer to page 2 of the Earnings Press Release for additional details.
(3)Represents our share of investment based on our ownership percentage upon completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	38

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
March 31, 2025
(Dollars in thousands)

71% of Our Total Development and Redevelopment Pipeline RSF
Is Within Our Megacampus™ Ecosystems

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Future	Total(1)

Greater Boston
Megacampus: Alexandria Center® at One Kendall Square/Cambridge	100%	$167,381	104,956	—	104,956
One Hampshire Street
Megacampus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	299,765	344,890	59,469	404,359
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Megacampus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue/ Cambridge/Inner Suburbs	(2)	294,250	204,395	902,000	1,106,395
446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue
Megacampus: Alexandria Center® for Life Science – Fenway/Fenway	100%	669,613	529,686	—	529,686
401 and 421 Park Drive
Megacampus: Alexandria Center® for Life Science – Waltham/Route 128	100%	529,233	596,064	515,000	1,111,064
40, 50, and 60 Sylvan Road, and 35 Gatehouse Drive
Megacampus: Alexandria Center® at Kendall Square/Cambridge	100%	206,847	—	174,500	174,500
100 Edwin H. Land Boulevard
Megacampus: Alexandria Technology Square®/Cambridge	100%	8,064	—	100,000	100,000
Megacampus: 285, 299, 307, and 345 Dorchester Avenue/Seaport Innovation District	60.0%	290,685	—	1,040,000	1,040,000
10 Necco Street/Seaport Innovation District	100%	105,260	—	175,000	175,000
215 Presidential Way/Route 128	100%	6,816	—	112,000	112,000
Other development and redevelopment projects	100%	368,337	453,869	1,348,541	1,802,410
		$2,946,251	2,233,860	4,426,510	6,660,370
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 75.7% interest in 99 Coolidge Avenue aggregating 204,395 RSF and a 100% interest in 446, 458, 500, and 550 Arsenal Street aggregating 902,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	39

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction		Future	Total(1)

San Francisco Bay Area
Megacampus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	25.0%	$123,380	(2)	109,435	(2)	—	109,435
1450 Owens Street
Megacampus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	287,764		259,689		291,000	550,689
651 Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	83,878		107,250		90,000	197,250
211(3) and 269 East Grand Avenue
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	413,864		—		1,930,000	1,930,000
1122, 1150, and 1178 El Camino Real
Alexandria Center® for Life Science – Millbrae/South San Francisco	48.3%	156,100		—		348,401	348,401
201 and 231 Adrian Road and 30 Rollins Road
Megacampus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	464,630		—		1,497,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3825 and 3875 Fabian Way/Greater Stanford	100%	159,029		—		478,000	478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	37,999		—		240,000	240,000
Megacampus: 88 Bluxome Street/SoMa	100%	402,468		—		1,070,925	1,070,925
		$2,129,112		476,374		5,946,156	6,422,530
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)In 4Q24, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project, with the transaction expected to close in 2H25.
Accordingly, we adjusted the development project RSF and its related book value to reflect 109,435 RSF.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	40

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Future	Total(1)

San Diego
Megacampus: One Alexandria Square/Torrey Pines	100%	$428,104	241,504	125,280	366,784
10935 and 10945 Alexandria Way and 10975 and 10995 Torreyana Road
Megacampus: Campus Point by Alexandria/University Town Center	55.0%	547,241	426,927	967,457	1,394,384
10010(2), 10140(2), 10210, and 10260 Campus Point Drive and 4135, 4161, 4165, and 4224 Campus Point Court
Megacampus: SD Tech by Alexandria/Sorrento Mesa	50.0%	347,577	235,361	493,845	729,206
9805 Scranton Road and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	156,640	—	215,000	215,000
Megacampus: 5200 Illumina Way/University Town Center	51.0%	17,469	—	451,832	451,832
9625 Towne Centre Drive/University Town Center	30.0%	837	—	100,000	100,000
Megacampus: Sequence District by Alexandria/Sorrento Mesa	100%	46,865	—	1,798,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	42,465	—	154,308	154,308
10256 and 10260 Meanley Drive
4075 Sorrento Valley Boulevard/Sorrento Valley	100%	19,508	—	144,000	144,000
Other development and redevelopment projects	(3)	77,878	—	475,000	475,000
		$1,684,584	903,792	4,925,637	5,829,429
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in this property.
(3)Includes a property in which we own a partial interest through a real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Future	Total(1)

Seattle
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union/Lake Union	(2)	$548,306	227,577	1,057,400	1,284,977
601 and 701 Dexter Avenue North and 800 Mercer Street
1010 4th Avenue South/SoDo	100%	60,921	—	544,825	544,825
410 West Harrison Street/Elliott Bay	100%	—	—	91,000	91,000
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	18,521	—	230,000	230,000
21660 20th Avenue Southeast
Other development and redevelopment projects	100%	146,711	—	706,087	706,087
		774,459	227,577	2,629,312	2,856,889
Maryland
Megacampus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	23,041	—	296,000	296,000
9830 Darnestown Road
		23,041	—	296,000	296,000
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	160,292	—	2,060,000	2,060,000
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle/ Research Triangle	100%	108,266	—	1,170,000	1,170,000
4 and 12 Davis Drive
Megacampus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	110,826	—	1,055,000	1,055,000
3029 East Cornwallis Road
Megacampus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	54,534	—	750,000	750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
100 Capitola Drive/Research Triangle	100%	—	—	65,965	65,965
Other development and redevelopment projects	100%	4,185	—	76,262	76,262
		$438,103	—	5,177,227	5,177,227
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 415,977 RSF and a 60% interest in the future development project at 800 Mercer Street aggregating 869,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Future		Total(1)

New York City
Megacampus: Alexandria Center® for Life Science – New York City/New York City	100%	$171,060		—	550,000	(2)	550,000
		171,060		—	550,000		550,000
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	49,198		73,298	116,405		189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	10,694		—	250,010		250,010
Other development and redevelopment projects	100%	57,669		—	344,000		344,000
		117,561		73,298	710,415		783,713

Canada	100%	50,245		132,881	371,743		504,624
Other development and redevelopment projects	100%	122,555		—	724,349		724,349
Total pipeline as of March 31, 2025, excluding properties held for sale		8,456,971		4,047,782	25,757,349		29,805,131

Properties held for sale		139,797		—	1,853,856		1,853,856

Total pipeline as of March 31, 2025		$8,596,768	(3)	4,047,782	27,611,205		31,658,987

Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 2,780,364 RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate”
under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)During the three months ended September 30, 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City Megacampus. Refer to our quarterly report on Form 10-Q for the three months ended
March 31, 2025 filed with the Securities and Exchange Commission on April 28, 2025 for additional details.
(3)Includes $3.7 billion of projects that are currently under construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	43

Construction Spending and Capitalization of Interest
March 31, 2025
(Dollars in thousands)

Construction spending	Three Months Ended March 31, 2025	Projected Guidance Midpoint for Year Ending December 31, 2025		Year Ended December 31, 2024

Construction of Class A/A+ properties:
Active construction projects
Under construction(1)	$307,490	$1,220,000		$1,791,097
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	92,955	500,000		426,948
Revenue- and non-revenue-enhancing capital expenditures	58,464	415,000	(2)	273,377
Construction spending (before contributions from noncontrolling interests or tenants)	458,909	2,135,000		2,491,422
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(63,247)	(230,000)	(3)	(343,798)
Tenant-funded and -built landlord improvements	(39,950)	(155,000)		(129,152)
Total construction spending	$355,712	$1,750,000		$2,018,472
2025 guidance range for construction spending		$1,450,000 – $2,050,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction
Timing	Amount(3)
2Q25 through 2026	$247,964
2027 and beyond	166,896
Total	$414,860

Average real estate basis used for capitalization of interest
	Average Real Estate Basis Capitalized During 1Q25		Percentage of Total Average Real Estate Basis Capitalized
Key Categories of Real Estate Basis Capitalized
Construction of Class A/A+ properties:
Active construction projects
Under construction(1)	$2,951,331		37%
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	4,149,799	(4)	51
Smaller redevelopments and repositioning capital projects	925,436		12
	$8,026,566		100%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes projects under construction aggregating 4.0 million RSF. Refer to “Investments in real estate” and “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(2)Represents revenue-enhancing and non-revenue-enhancing capital expenditures before contributions from noncontrolling interests and tenant-funded and tenant-built landlord improvements for the year ending December 31, 2025. Our share of the 2025 revenue-enhancing and non-revenue-enhancing capital expenditures is projected to be $370 million at the midpoint of our guidance for 2025 construction spending.
(3)Represents contractual capital commitments from existing real estate joint venture partners to fund construction.
(4)Average real estate basis capitalized during 1Q25, which related to our future pipeline pre-construction activities, includes 29% from four key active and future Megacampus development projects. Refer to the next pages for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	44

Construction Spending and Capitalization of Interest (continued)
March 31, 2025

Key Future Megacampus™ Development Project

ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – TANFORAN | SOUTH SAN FRANCISCO

1.9M
FUTURE SF
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	45

Construction Spending and Capitalization of Interest (continued)
March 31, 2025

Key Future Megacampus™ Development Project

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS | GREATER STANFORD

1.5M
FUTURE SF
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	46

Construction Spending and Capitalization of Interest (continued)
March 31, 2025

Key Active and Future Megacampus™ Development Project

CAMPUS POINT BY ALEXANDRIA | UNIVERSITY TOWN CENTER

1.4M
ACTIVE AND
FUTURE SF
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	47

Construction Spending and Capitalization of Interest (continued)
March 31, 2025

Key Active and Future Megacampus™ Development Project
1.3M
ACTIVE AND
FUTURE SF
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	48

Joint Venture Financial Information
March 31, 2025

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,641
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	24.3%		116,414	(1)
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
285, 299, 307, and 345 Dorchester Avenue	Greater Boston	Seaport Innovation District	40.0%		—	(1)
Alexandria Center® for Science and Technology – Mission Bay(2)	San Francisco Bay Area	Mission Bay	75.0%		1,001,281
601, 611, 651(1), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		851,991
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211(1) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.7%		285,346
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(3)	San Diego	University Town Center	45.0%		1,227,133
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(4)	San Diego	Sorrento Mesa	50.0%		816,519
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(5)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		206,134
199 East Blaine Street	Seattle	Lake Union	70.0%		115,084
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(1)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(6)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1450 Research Boulevard	Maryland	Rockville	73.2%	(7)	42,012
101 West Dickman Street	Maryland	Beltsville	58.4%	(7)	135,949
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents a property currently under construction or in our development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental Information for additional details.
(2)Includes 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(3)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(4)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(5)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(6)In addition to the real estate joint ventures listed, we hold an interest in one insignificant unconsolidated real estate joint venture in North America.
(7)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	49

Joint Venture Financial Information (continued)
March 31, 2025
(In thousands)

	As of March 31, 2025
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$4,254,013	$109,352
Cash, cash equivalents, and restricted cash	131,409	3,635
Other assets	424,919	10,291
Secured notes payable	(36,562)	(67,431)
Other liabilities	(238,868)	(5,761)
Redeemable noncontrolling interests	(9,612)	—
	$4,525,299	$50,086

	Three Months Ended March 31, 2025
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Total revenues	$116,637	$2,575
Rental operations	(34,769)	(1,048)
	81,868	1,527
General and administrative	(633)	(19)
Interest	(424)	(961)
Depreciation and amortization of real estate assets	(33,411)	(1,054)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	—
	$47,601	$(507)

Straight-line rent and below-market lease revenue	$3,652	$158
Funds from operations(1)	$81,012	$547

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	50

Investments
March 31, 2025
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	Three Months Ended March 31, 2025		Year Ended December 31, 2024
Realized gains	$18,153	(1)	$59,124	(2)
Unrealized losses	(68,145)	(3)	(112,246)	(4)
Investment loss	$(49,992)		$(53,122)

	March 31, 2025					December 31, 2024
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$182,797		$24,425	$(122,472)	$84,750	$105,667
Entities that report NAV	511,907		105,405	(42,327)	574,985	609,866
Entities that do not report NAV:
Entities with observable price changes	106,465		75,087	(8,255)	173,297	174,737
Entities without observable price changes	422,052		—	—	422,052	400,487
Investments accounted for under the equity method	N/A		N/A	N/A	224,604	186,228
March 31, 2025	$1,223,221	(5)	$204,917	$(173,054)	$1,479,688	$1,476,985

December 31, 2024	$1,207,146		$228,100	$(144,489)	$1,476,985

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

13%
Public
24%
Tenant
87%
Private
76%
Non-Tenant
(1)Consists of realized gains of $29.3 million, offset by impairment charges of $11.2 million during the three months ended March 31, 2025.
(2)Consists of realized gains of $117.2 million, offset by impairment charges of $58.1 million during the year ended December 31, 2024.
(3)Consists of unrealized losses of $40.0 million primarily resulting from the decrease in fair values of our investments in publicly traded entities and investments in privately held entities that report NAV and $28.1 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the three months ended March 31, 2025.
(4)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the year ended December 31, 2024.
(5)Represents 2.8% of gross assets as of March 31, 2025. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	51

Key Credit Metrics
March 31, 2025

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.3B

$5,000
$5,000
$5,000
No outstanding balance
$300
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/24
3/31/25
12/31/25 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$4,700
Cash, cash equivalents, and restricted cash	484
Availability under our secured construction loan	45
Investments in publicly traded companies	85
Liquidity as of March 31, 2025	$5,314

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

4.0x to 4.5x

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	52

Summary of Debt
March 31, 2025
(Dollars in millions)

Weighted-Average Remaining Term of 12.2 Years
(1)Upon maturity on April 30, 2025, we expect to repay $600.0 million of our 3.45% unsecured senior notes payable.
(2)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	53

Summary of Debt (continued)
March 31, 2025
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$588	$150,219	$150,807	1.2%	7.20%	1.7
Unsecured senior notes payable	12,640,144	—	12,640,144	96.5	3.89	12.5
Unsecured senior line of credit(2) and commercial paper program(3)	—	299,883	299,883	2.3	4.69	4.8	(4)
Total/weighted average	$12,640,732	$450,102	$13,090,834	100.0%	3.95%	12.2	(4)
Percentage of total debt	96.6%	3.4%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of March 31, 2025, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.855%. As of March 31, 2025, we had $299.9 million of commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 12.0 years. The commercial paper notes sold during the three months ended March 31, 2025 were issued at a weighted-average yield to maturity of 4.60% and had a weighted-average maturity term of 13 days.

	Three Months Ended March 31, 2025
	Average Debt Outstanding	Weighted-Average Interest Rate
Long-term fixed-rate debt	$12,434,676	3.83%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	375,884	4.59
Blended-average interest rate	12,810,560	3.85
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	0.14
Total/weighted average	$12,810,560	3.99%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	54

Summary of Debt (continued)
March 31, 2025
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	March 31, 2025	Requirement	March 31, 2025

Total Debt to Total Assets	≤ 60%	31%	≤ 60.0%	31.7%
Secured Debt to Total Assets	≤ 40%	0.4%	≤ 45.0%	0.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	10.2x	≥ 1.50x	3.83x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	311%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	9.76x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	6.35%	$26,750	$19,139	58.4%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	6.41%	13,000	8,998	73.2%
1655 and 1725 Third Street(4)	2/10/35	6.37%		6.44%	500,000	496,658	10.0%
					$539,750	$524,795

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of March 31, 2025.
(3)This loan is subject to a fixed SOFR floor of 0.75%.
(4)In 1Q25, the unconsolidated real estate joint venture refinanced $500 million of its $600 million fixed-rate debt with a new secured note payable maturing in 2035. The remaining debt balance of approximately $100 million was repaid through contributions from the unconsolidated joint venture partners, including our share of $10.8 million. As of March 31, 2025, our investment in this unconsolidated real estate joint venture was $21.2 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	55

Summary of Debt (continued)
March 31, 2025
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2025	2026	2027	2028	2029	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	7.20%		11/19/26		$—	$150,418	$—	$—	$—	$—	$150,418	$(199)	$150,219
San Francisco Bay Area	6.50%	6.50		7/1/36		34	36	38	41	44	395	588	—	588
Secured debt weighted-average interest rate/ subtotal		7.20				34	150,454	38	41	44	395	151,006	(199)	150,807

Unsecured senior line of credit and commercial paper program(4)	(4)	4.69	(4)	1/22/30	(4)	—	—	—	—	—	300,000	300,000	(117)	299,883
Unsecured senior notes payable	3.45%	3.62		4/30/25	(5)	600,000	—	—	—	—	—	600,000	(74)	599,926
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	300,000	—	—	—	—	300,000	(408)	299,592
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	350,000	—	—	—	—	350,000	(531)	349,469
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	350,000	—	—	—	350,000	(940)	349,060
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	425,000	—	—	425,000	(1,206)	423,794
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	300,000	—	300,000	(971)	299,029
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	400,000	—	400,000	(1,962)	398,038
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000	450,000	(1,964)	448,036
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000	700,000	(4,535)	695,465
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(4,188)	745,812
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(6,737)	893,263
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(6,892)	993,108
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(7,047)	792,953
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(4,844)	495,156
Unsecured senior notes payable	5.50%	5.66		10/1/35		—	—	—	—	—	550,000	550,000	(6,777)	543,223
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(4,024)	395,976
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,843)	297,157
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	9,951	709,951
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(11,130)	838,870
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(13,561)	986,439
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,537)	492,463
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,636)	593,364
Unsecured debt weighted-average interest rate/ subtotal		3.91				600,000	650,000	350,000	425,000	700,000	10,300,000	13,025,000	(84,973)	12,940,027
Weighted-average interest rate/total		3.95%				$600,034	$800,454	$350,038	$425,041	$700,044	$10,300,395	$13,176,006	$(85,172)	$13,090,834

Balloon payments						$600,000	$800,418	$350,000	$425,000	$700,000	$10,300,068	$13,175,486	$—	$13,175,486
Principal amortization						34	36	38	41	44	327	520	(85,172)	(84,652)
Total debt						$600,034	$800,454	$350,038	$425,041	$700,044	$10,300,395	$13,176,006	$(85,172)	$13,090,834
Fixed-rate debt						$600,034	$650,036	$350,038	$425,041	$700,044	$10,000,395	$12,725,588	$(84,856)	$12,640,732
Variable-rate debt						—	150,418	—	—	—	300,000	450,418	(316)	450,102
Total debt						$600,034	$800,454	$350,038	$425,041	$700,044	$10,300,395	$13,176,006	$(85,172)	$13,090,834
Weighted-average stated rate on maturing debt						3.45%	3.78%	3.95%	3.95%	3.50%	3.82%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, of which we own a 75.7% interest. As of March 31, 2025, this joint venture has $44.9 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details.
(5)Upon maturity on April 30, 2025, we expect to repay $600.0 million of our 3.45% unsecured senior notes payable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	56

Definitions and Reconciliations
March 31, 2025

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Net income (loss)	$38,662	$(16,095)	$213,603	$94,049	$219,176
Interest expense	50,876	55,659	43,550	45,789	40,840
Income taxes	1,145	1,855	1,877	1,182	1,764
Depreciation and amortization	342,062	330,108	293,998	290,720	287,554
Stock compensation expense	10,064	12,477	15,525	14,507	17,125
Gain on sales of real estate	(13,165)	(101,806)	(27,114)	—	(392)
Unrealized losses (gains) on non-real estate investments	68,145	79,776	(2,610)	64,238	(29,158)
Impairment of real estate	32,154	186,564	5,741	30,763	—
Impairment of non-real estate investments	11,180	20,266	10,338	12,788	14,698
Increase (decrease) in provision for expected credit losses on financial instruments	285	(434)	—	—	—
Adjusted EBITDA	$541,408	$568,370	$554,908	$554,036	$551,607

Total revenues	$758,158	$788,945	$791,607	$766,734	$769,108

Adjusted EBITDA margin	71%	72%	70%	72%	72%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, changes in the provision for expected credit losses on financial instruments, and significant termination fees.
Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, changes in the provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairment of real estate, impairment of non-real estate investments, and changes in the provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	57

Definitions and Reconciliations (continued)
March 31, 2025

Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, including the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of
100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of March 31, 2025, approximately 91% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs.
Credit Ratings
Represents the credit ratings assigned by S&P Global Ratings or Moody’s Ratings as of
March 31, 2025. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, as well as property enhancements identified during the underwriting of certain acquired properties. These efforts are primarily concentrated in collaborative Megacampus™ ecosystems within AAA life science innovation clusters, as well as other strategic locations that support innovation and growth. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development or redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-
quality Class A/A+ properties.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	58

Definitions and Reconciliations (continued)
March 31, 2025

Development, redevelopment, and pre-construction (continued)
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.
Dividend yield
Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Space Intentionally Blank
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Adjusted EBITDA	$541,408	$568,370	$554,908	$554,036	$551,607

Interest expense	$50,876	$55,659	$43,550	$45,789	$40,840
Capitalized interest	80,065	81,586	86,496	81,039	81,840
Amortization of loan fees	(4,691)	(4,620)	(4,222)	(4,146)	(4,142)
Amortization of debt discounts	(349)	(333)	(330)	(328)	(318)
Cash interest and fixed charges	$125,901	$132,292	$125,494	$122,354	$118,220

Fixed-charge coverage ratio:
– quarter annualized	4.3x	4.3x	4.4x	4.5x	4.7x
– trailing 12 months	4.4x	4.5x	4.5x	4.6x	4.7x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, impairment of non-real estate investments, and changes in the provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	59

Definitions and Reconciliations (continued)
March 31, 2025

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use-assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)
The following table reconciles net income (loss) to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Three Months Ended March 31, 2025
(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate Joint Ventures	Our Share of Unconsolidated Real Estate Joint Ventures
Net income (loss)	$47,601	$(507)
Depreciation and amortization of real estate assets	33,411	1,054
Funds from operations	$81,012	$547
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Total assets	$37,600,428	$37,527,449	$38,488,128	$37,847,865	$37,699,046
Accumulated depreciation	5,886,561	5,625,179	5,624,642	5,457,414	5,216,857
Gross assets	$43,486,989	$43,152,628	$44,112,770	$43,305,279	$42,915,903

Incremental annual net operating income on development and redevelopment projects
Incremental annual net operating income represents the amount of net operating income, on an annual basis, expected to be realized upon a project being placed into service and achieving full occupancy. Incremental annual net operating income is calculated as the initial stabilized yield multiplied by the project’s total cost at completion.
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	60

Definitions and Reconciliations (continued)
March 31, 2025

Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended March 31, 2025, as reported by Bloomberg Professional Services.
Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.
Investments in real estate
The following table reconciles our investments in real estate as of March 31, 2025:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$38,008,273
Less: accumulated depreciation	(5,886,561)
Investments in real estate	$32,121,712
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of March 31, 2025:

		Percentage of
(Dollars in thousands)	Book Value	Gross Assets	Annual Rental Revenue
Under construction projects	$3,688,301	8%	—%
Income-producing/potential cash flows/covered land play(1)	3,154,318	7	1
Land	1,614,352	4	—
	$8,456,971	19%	1%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Space Intentionally Blank

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	61

Definitions and Reconciliations (continued)
March 31, 2025

Investments in real estate (continued)
The square footage presented in the table below is classified as operating as of March 31,
2025. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-
time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2025	2026	Thereafter(1)	Total
Future projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	25,312	—	—	25,312
446, 458, 500, and 550 Arsenal Street/Cambridge/ Inner Suburbs	Dev	—	—	375,898	375,898
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
2100, 2200, and 2400 Geng Road/Greater Stanford	Dev	—	—	78,501	78,501
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
Campus Point by Alexandria/University Town Center	Dev	—	—	164,144	164,144
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	686,290	686,290
410 West Harrison Street/Elliott Bay	Dev	—	—	17,205	17,205
Other/Seattle	Dev	—	—	68,401	68,401
100 Capitola Drive/Research Triangle	Dev	—	—	34,527	34,527
1001 Trinity Street and 1020 Red River Street/Austin	Dev/ Redev	198,972	—	—	198,972
Canada	Redev	—	—	247,743	247,743
		224,284	—	2,556,080	2,780,364

(1)Includes vacant square footage as of March 31, 2025.
Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Space Intentionally Blank

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	62

Definitions and Reconciliations (continued)
March 31, 2025

Key items included in net income attributable to Alexandria’s common stockholders
We present a tabular comparison of items, whether gain or loss, that may facilitate a high-
level understanding of our results and provide context for the disclosures included in this Supplemental
Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form
10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions.
Impairments of non-real estate investments and changes in the provision for expected credit losses on financial instruments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.
Megacampus™
A Megacampus ecosystem is a cluster campus that consist of approximately 1 million RSF or greater, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF as of March 31, 2025:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Megacampus	$1,567,014	20,364,808
Core and non-core	509,796	8,513,815
Total	$2,076,810	28,878,623

Megacampus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	75%	71%
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.
Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of
Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Secured notes payable	$150,807	$149,909	$145,000	$134,942	$130,050
Unsecured senior notes payable	12,640,144	12,094,465	12,092,012	12,089,561	12,087,113
Unsecured senior line of credit and commercial paper	299,883	—	454,589	199,552	—
Unamortized deferred financing costs	80,776	77,649	79,610	81,942	84,198
Cash and cash equivalents	(476,430)	(552,146)	(562,606)	(561,021)	(722,176)
Restricted cash	(7,324)	(7,701)	(17,031)	(4,832)	(9,519)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$12,687,856	$11,762,176	$12,191,574	$11,940,144	$11,569,666

Adjusted EBITDA:
– quarter annualized	$2,165,632	$2,273,480	$2,219,632	$2,216,144	$2,206,428
– trailing 12 months	$2,218,722	$2,228,921	$2,184,298	$2,122,250	$2,064,904

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.9x	5.2x	5.5x	5.4x	5.2x
– trailing 12 months	5.7x	5.3x	5.6x	5.6x	5.6x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, impairment of non-real estate investments, and provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	63

Definitions and Reconciliations (continued)
March 31, 2025

Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended
(Dollars in thousands)	3/31/25	3/31/24
Net income	$38,662	$219,176

Equity in losses (earnings) of unconsolidated real estate joint ventures	507	(155)
General and administrative expenses	30,675	47,055
Interest expense	50,876	40,840
Depreciation and amortization	342,062	287,554
Impairment of real estate	32,154	—
Gain on sales of real estate	(13,165)	(392)
Investment loss (income)	49,992	(43,284)
Net operating income	531,763	550,794
Straight-line rent revenue	(22,023)	(48,251)
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	(1,651)	—
Amortization of acquired below-market leases	(15,222)	(30,340)
Provision for expected credit losses on financial instruments	285	—
Net operating income (cash basis)	$493,152	$472,203

Net operating income (cash basis) – annualized	$1,972,608	$1,888,812

Net operating income (from above)	$531,763	$550,794
Total revenues	$758,158	$769,108
Operating margin	70%	72%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and changes in the provision for expected credit losses on financial instruments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements.
Net operating income, net operating income (cash basis), and operating margin (continued)
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt and changes in the provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases;
contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and
property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	64

Definitions and Reconciliations (continued)
March 31, 2025

Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the three months ended March 31, 2025:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2024	Properties
99 Coolidge Avenue	1	840 Winter Street	1
500 North Beacon Street and 4 Kingsbury Avenue	2	Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6

1450 Owens Street	1		7
10935, 10945, and 10955 Alexandria Way	3	Acquisitions after January 1, 2024	Properties
		Other	3
10075 Barnes Canyon Road	1		3
421 Park Drive	1	Unconsolidated real estate JVs	4
4135 Campus Point Court	1	Properties held for sale	6
701 Dexter Avenue North	1	Total properties excluded from same properties	53
	11
Development – placed into		Same properties	333
service after January 1, 2024	Properties	Total properties in North America as of March 31, 2025	386
9810 Darnestown Road	1
9820 Darnestown Road	1
1150 Eastlake Avenue East	1
4155 Campus Point Court	1
201 Brookline Avenue	1
9808 Medical Center Drive	1
230 Harriet Tubman Way	1
	7
Redevelopment – under construction	Properties
40, 50, and 60 Sylvan Road	3
269 East Grand Avenue	1
651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
311 Arsenal Street	1
One Hampshire Street	1
Canada	4
Other	2
	15

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	65

Definitions and Reconciliations (continued)
March 31, 2025

Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended
(In thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Income from rentals	$743,175	$763,249	$775,744	$755,162	$755,551
Rental revenues	(552,112)	(566,535)	(579,569)	(576,835)	(581,400)
Tenant recoveries	$191,063	$196,714	$196,175	$178,327	$174,151

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.
Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Unencumbered net operating income	$530,691	$547,921	$553,589	$544,268	$546,830
Encumbered net operating income	1,072	592	4,753	5,212	3,964
Total net operating income	$531,763	$548,513	$558,342	$549,480	$550,794
Unencumbered net operating income as a percentage of total net operating income	99.8%	99.9%	99.1%	99.1%	99.3%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	66

Definitions and Reconciliations (continued)
March 31, 2025

Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. While the Forward Agreements are outstanding, we are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method. Under this method, we also include the dilutive effect of unvested restricted stock awards (“RSAs”) with forfeitable dividends in the calculation of diluted shares.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with unvested RSAs with nonforfeitable dividends used in calculating amounts allocable to these awards pursuant to the two-class method for each of the respective periods presented below.

	Three Months Ended
(In thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Basic shares for earnings per share	170,522	172,262	172,058	172,013	171,949
Unvested RSAs with forfeitable dividends	—	—	—	—	—
Diluted shares for earnings per share	170,522	172,262	172,058	172,013	171,949

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,522	172,262	172,058	172,013	171,949
Unvested RSAs with forfeitable dividends	77	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	170,599	172,262	172,058	172,013	171,949

Weighted-average unvested RSAs with nonforfeitable dividends used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	2,053	2,417	2,838	2,878	2,987